Exhibit 10.23

WAREHOUSE SPACE LEASE AGREEMENT

THIS WAREHOUSE SPACE LEASE AGREEMENT (“Lease”) is made effective as of January 15, 2013 by and between GIV IMESON, LLC., a Delaware limited liability company (“Landlord”), and BODY CENTRAL STORES, INC., a Florida corporation (“Tenant”).

W I T N E S S E T H:

ARTICLE 1.

LEASED PREMISES

Section 1.1. Lease Grant.

Landlord hereby leases and rents unto Tenant and the Tenant hereby hires and takes from the Landlord exclusive use of the following (collectively, the “Leased Premises”) of the building known as Building 100 (the “Building”) that is part of the facility known as One Imeson Center (the “Property”), located at One Imeson Park Boulevard, Jacksonville, Florida 32218: (i) approximately 364,168 rentable square feet in the Building, consisting of approximately 361,855 rentable square feet of space located in Bays 1.5, 1.7, 2.7 and 2.8, together with approximately 2,313 rentable square feet of space located in the offices on the ground floor east of the first floor entrance to the Lobby (the “Lobby Offices”) as depicted on Exhibit B (with the applicable square footages set forth in the table herein below); (ii) an additional approximately 44,545 square feet of space located in Bay 2.8 as depicted on Exhibit B and hereinafter referred to as the “Bonus Space”; (iii) a corridor to be constructed pursuant to the terms of this Lease between Bays 1.7 and 1.8 (the “Corridor”) and, subject to the terms and conditions in Section 1.2 herein below, the lobby area outside Bays 1.8, M.8 and 2.8 (collectively, the “Lobby”), both as substantially depicted on Exhibit B and as further approved by Landlord in its sole but reasonable discretion as a part of Tenant’s Work; (iv) the Parking Area as depicted on Exhibit B (except as otherwise provided herein below); (v) the Loading Area as depicted on Exhibit B (except as otherwise provided herein below); and (vi) the Trailer Storage Area as depicted on Exhibit B. Notwithstanding the exclusive use with respect to the Parking Area and the Loading Area granted to Tenant pursuant to romanettes (iv) and (v), respectively, Tenant acknowledges and agrees that the Parking Area and the Loading Area shall remain accessible to other tenants of the Property for ingress and egress as necessary to access portions of the Property not leased by Tenant; and Tenant shall not materially obstruct or interfere with any such use by other tenants.

Portion of Building	Rentable Square Footage
Bay 1.5 (Warehouse Space)	102,381
Bay 1.7 (Warehouse Space)	103,654
Bay 2.7 (Warehouse Space)	102,513
Bay 2.8 (Office Space)	53,307
Bay 2.8 (Bonus Space)	44,545
Lobby Offices (Office Space)	2,313

The legal description of the Property is attached hereto as Exhibit A; and the Leased Premises is depicted on Exhibit B. Landlord represents and warrants to Tenant that the rentable square footage of the Leased Premises has been measured in accordance with the ANSI/BOMA Z65.2-2009 method of measurement. Landlord and Tenant acknowledge and agree that notwithstanding anything contained in this Lease to the contrary, (i) the rentable square footage of the Bonus Space shall not be included in the total calculation of rentable square footage attributable to Tenant for purposes of calculating Tenant’s Share, (ii) Tenant shall not be required to pay Base Rent, Operating Expenses, and/or Additional Rent for either the Bonus Space, the Corridor, or the Lobby, and (iii) all rights of Tenant hereunder with respect to the Leased Premises shall also apply to the Bonus Space, the Corridor, and the Lobby, as applicable.

Section 1.2         Common Areas.  The term “Common Areas” shall mean areas of the Building that are not included in portions of the Building and the lands surrounding it set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators/escalators, stairways, restrooms, access drives to loading docks, bike racks, parking areas, driveways, walkways and plazas. Tenant shall have non-exclusive access to and use of the Common Areas, with the exception, however, of the Lobby providing access to Bay 2.8 of the Leased Premises, which Lobby Tenant shall have exclusive access to and use of so long as no other tenant is leasing space adjacent to such Lobby (including, but not limited to, all or portions of Bays 1.8 or M.8). Tenant’s exclusive use of the Lobby includes the right to install an access card reader/security system to control access to such Lobby; provided, however, Landlord shall be given security credentials to access such Lobby in order for Landlord to perform its obligations under this Lease and exercise its rights under this Lease (including, but not limited to, all of Landlord’s rights under Section 4.6 herein below), or to show the spaces adjacent to the Lobby to prospective tenants. In the event other tenants lease space adjacent to such Lobby, Tenant shall only have non-exclusive use of the Lobby and such other tenants and Landlord shall also have access to the Lobby; and Tenant shall transfer ownership of the access card reader/security system to Landlord, such that Landlord will thereafter maintain any access card reader/security system controlling access to the Lobby (with the cost of such maintenance and operation being included in the Operating Expenses) so long as Landlord shall have initially approved of the installation of such system by Tenant. Tenant shall have no obligation to remove such access card reader/security system upon the expiration or earlier termination of this Lease. At all times during the Term (as defined in Section 2.1 below), but subject to force majeure, Tenant shall also be entitled to (i) the non-exclusive use, in conjunction with Landlord and other tenants of the Property, of the Access Drive shown on the Site Plan attached hereto as Exhibit B, and (ii) the non-exclusive use, in conjunction with Landlord and other tenants of the Property, of parking for Tenant’s employees within the area designated as “Employee Parking” on the Site Plan attached hereto as Exhibit B (subject to the terms and conditions in Section 1.3 below). Additionally, Tenant shall be entitled to the non-exclusive use, in conjunction with Landlord and other tenants of the Property, of the ramp from the first floor of the Building to the second floor of the Building, and an adequate path from the end of the ramp through or adjacent to the applicable portions of the Leased Premises.

Section 1.3         Loading Docks and Parking Areas.  At all times during the Term, Tenant shall be entitled to (i) the exclusive use of the loading docks servicing Bays 1.5 and 1.7 of the Leased Premises, and Landlord agrees not to materially impede ingress to and egress from the same at all times; provided, however, Tenant agrees that the Access Drive providing ingress to and egress from said loading docks and the adjacent Loading Area shall remain open for the use by other tenants of the Property as necessary to access portions of the Property not leased by Tenant, and (ii) the use of a minimum of (a) one (1) parking space in the Employee Parking for each 1,000 rentable square feet of space within the Leased Premises designated as Warehouse Space, and (b) four (4) parking spaces in the Employee Parking for each 1,000 rentable square feet of space within the Leased Premises designated as Office Space. Tenant may utilize parking spaces for overnight parking. Landlord agrees that it will not assign parking spaces for any other tenants of the Property as would materially adversely impact Tenant’s parking ratio hereunder within the Employee Parking. In the event that Tenant’s parking ratio within the Employee Parking are materially adversely impacted, and as a result, Tenant and its employees regularly experience difficulty in finding available parking spaces therein (the “Parking Problem”), Landlord shall diligently pursue any and all reasonable steps needed to promptly correct the Parking Problem (including, if needed, the implementation of parking management procedures reasonably designed by Landlord) after receipt of written notice from Tenant documenting such difficulties. Landlord shall, during the Term from dusk until 9:00 P.M. Mondays through Fridays, maintain the existing lighting levels in the parking areas of the Property. Notwithstanding the foregoing, in the event Tenant desires lighting for the Employee Parking area at times after 9:00 P.M. Mondays through Fridays or on any weekend day, Tenant shall provide notice to Landlord’s property manager via email no later than 4:00 PM on the date that Tenant desires such extended hours; and Tenant be responsible for the costs of such lighting as Additional Rent hereunder.

Section 1.4         Rooftop Rights.  During the Term, Tenant shall have the right at Tenant’s sole cost and expense, to install, operate and maintain, on the roof of the Building in a location designated by Landlord directly above the Leased Premises, a satellite dish antenna or similar equipment (the “Rooftop Equipment”). The plans and specifications for installation of the same shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed provided the Rooftop Equipment: (i) does not adversely affect the structure and safety of the Building or void or alter the warranty for the roof of the Building; (ii) does not adversely affect the electrical, mechanical or any other system of the Building or the functioning thereof, (iii) does not interfere with the operation of the Building or the provision of utilities pursuant to Section 3.5(A) below to other tenants in the Building, and (iv) does not exceed the capacity of the roof of the Building as reasonably determined by Landlord. Tenant shall comply with all applicable and obtain any and all permits, consents and/or governmental approvals as may be required for the installation, maintenance, operation and/or removal of the Rooftop Equipment. Landlord makes no warranty or representation that the Rooftop Equipment will not be affected by or suffer interference from existing rooftop equipment or otherwise; and Tenant accepts the rooftop space “as is” and agrees that Landlord is under no obligation to perform any work or provide any materials in preparation for the installation, maintenance or operation of the Rooftop Equipment. Notwithstanding the foregoing, Tenant shall not permit the Rooftop Equipment to unreasonably interfere with any equipment existing at the Property as of the date of Tenant’s installation of the Rooftop Equipment. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment and in a good and workmanlike manner, restore the roof of the Building to the condition existing immediately prior to installation of the Rooftop

Equipment ordinary wear and tear and damage by casualty excepted. Notwithstanding anything herein to the contrary, prior to installation and after the removal of the Rooftop Equipment, Tenant shall obtain and provide to Landlord written documentation from the holder of Landlord’s then-current roof warranty evidencing that the installation and/or removal of the Rooftop Equipment does not void or alter such roof warranty. Landlord will reasonably cooperate with Tenant to obtain the aforementioned documentation from the holder of Landlord’s then-current roof warranty to ensure that such installation and removal does not violate Landlord’s roof warranty. Notwithstanding the foregoing, if the holder of such warranty will not agree to certify in writing that the warranty will not be voided by Tenant’s installation or removal of the Rooftop Equipment; Landlord and Tenant will agree on a mutually acceptable alternate location for Tenant’s equipment. Except to the extent resulting directly from the gross negligence or willful misconduct of Landlord, Tenant hereby indemnifies Landlord (and its successors and assigns) and agrees to hold it harmless from and against all loss, costs, claims, liabilities, injury or damages (including reasonable attorneys’ fees) incurred or sustained by Landlord (or its successors or assigns) directly in connection with or arising directly out of the installation, use, operation, maintenance or removal of the Rooftop Equipment.

Section 1.5         Generator.  Subject to the terms and conditions set forth in this Paragraph, Tenant shall have the right to install in an area designated in writing by Landlord, at Tenant’s sole cost and expense, one (1) Back-up Generator (hereinafter defined). The area so designated by Landlord shall be as determined by Landlord in its sole and absolute but reasonable discretion based on availability of space, provided, however, such Back-up Generator shall be in reasonably close proximity to the Leased Premises. As used herein, the term “Back-up Generator” shall mean a diesel fueled electric power supply generator having a capacity of up to 250 KW and all related switching equipment and fuel storage systems. After Landlord designates the location therefor, Tenant shall submit to Landlord for approval in its reasonable discretion, plans for the installation of the Back-up Generator, prepared by qualified engineers, showing all aesthetic, structural, mechanical and electrical details of the Back-up Generator, as well as all associated conduit and related equipment, and all changes to the Building which are necessary to accommodate same, all in accordance with all applicable federal, state and local laws, statutes and ordinances (including, but not limited to, Environmental Laws as defined in Section 4.3 herein below). Prior to the installation of the Back-up Generator by Tenant: (i) Tenant shall obtain Landlord’s approval of the contractor which shall undertake such installation; (ii) Tenant shall obtain all permits and governmental approvals required for the installation of the Back-up Generator; and (iii) Tenant and the contractor approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and cause Landlord and its designated property management firm to be named as additional insureds under such insurance policies. Tenant shall ensure that the Back-up Generator does not interfere with any other equipment serving the Building or any portion thereof. At Tenant’s sole cost, the Back- up Generator shall be fully screened from view. Landlord may require the installation of sound baffling. At all times during the Term, Tenant shall (A) insure that the Back-up Generator complies with all applicable laws, statutes and ordinances (including, Environmental Laws); (B) cause engineers, including environmental engineers, acceptable to Landlord to inspect the Back- up Generator at least yearly to insure that such equipment is functioning properly and that no Hazardous Waste or Hazardous Substances (as such terms are defined in Section 4.3 below) are emanating therefrom; (C) maintain the Back-up Generator in good order and repair; and (D)

maintain all permits and governmental approvals necessary for the operation of the Back-up Generator. Tenant shall immediately report to Landlord if Tenant determines that the Back-up Generator is not functioning properly, is leaking or is in violation of any applicable laws, including any Environmental Laws. Tenant shall immediately repair all equipment malfunctions or violations of law arising out of the operation of the Back-up Generator. If Tenant installs the Back-up Generator, Tenant shall enter into annual service contracts with reputable firms/contractors for the periodic inspection, maintenance, and repair of the Back-Up Generator; and Tenant shall provide copies of such service contracts to Landlord (including any renewals thereof). Should Tenant fail to properly maintain or repair such equipment or to enter into the service contracts described above, Landlord may, but shall not be obligated to, undertake such maintenance or repairs or enter into such service contracts, and all such costs shall constitute Additional Rent hereunder. Tenant shall indemnify Landlord and hold it harmless from and against all loss, costs, claims, liabilities, injury or damages (including reasonable attorneys’ fees), suffered or sustained by Landlord which arise out of the installation, use, operation or removal of the Back-up Generator. Tenant expressly acknowledges and agrees that, notwithstanding the fact that Landlord has permitted Tenant to install the Back-up Generator, Tenant shall remain liable under this Lease for all claims, damages, costs or liabilities suffered or sustained by Landlord which arise out of the presence of Hazardous Waste or Hazardous Substances which were brought to the Building (including without limitation the land on which the Building is located) by Tenant, its employees, agents, and contractors. At the end of the Term, Tenant, at Tenant’s sole cost and expense, shall remove the Back-up Generator and restore the Building and underlying land to their condition immediately prior to the installation of such equipment. Landlord acknowledges and agrees that the Back-up Generator is and shall remain at all times, Tenant’s personal property, and that Landlord will have no right to require Tenant to leave the Back-up Generator at the Property upon the expiration or earlier termination of this Lease, and under no circumstances shall the Back-up Generator be deemed a fixture. Tenant shall obtain at Tenant’s expense all permits and governmental approvals necessary for such removal. The indemnity provisions of this Paragraph shall survive the expiration of the Term or the termination of the Lease.

ARTICLE 2.

TERM

Section 2.1         Initial Term.  Notwithstanding that this Lease shall be a binding contractual obligation effective upon full execution hereof by both Landlord and Tenant, provided Tenant has given Landlord evidence of the insurance required of Tenant hereunder, the term of this Lease (the “Term”) shall commence upon September 1, 2013 (the “Term Commencement Date”) and shall end on August 31, 2021 (the “Term Expiration Date”), unless extended or earlier terminated pursuant to the terms and conditions of this Lease; provided further, however, that if Landlord fails to deliver the Leased Premises to Tenant, by the applicable completions dates set forth in the Scope of Work, with Landlord’s Work Substantially Completed, and otherwise in the condition required under this Lease, for any reason, other than a Tenant caused delay or force majeure, then subject to the terms of this Lease, the Term Commencement Date, and the Term Expiration Date, and all other dates that may be affected by their change, shall be revised to extend such dates on a day for day basis for each day after the applicable completion dates that Landlord fails to deliver possession of the Leased Premises to

Tenant in the condition required herein. Notwithstanding anything contained in this Lease to the contrary, upon delivery of possession of the Leased Premises (or any portion thereof) to Tenant pursuant to Section 4.2(B) herein below and Tenant providing Landlord with documentary evidence of the insurance coverages required of Tenant hereunder, Tenant shall have beneficial occupancy of the same without the payment of any Base Rent, Additional Rent, Operating Expenses or other charges, from the time of delivery of possession until the Term Commencement Date, which beneficial occupancy will include the right to use the Leased Premises for any use permitted hereunder, including the operation of Tenant’s business, and/or the exercise of any other right granted to Tenant hereunder, provided, however, Tenant’s right of beneficial occupancy shall not permit Tenant to materially or unreasonably interfere with Landlord’s performance of Landlord’s Work.

Section 2.2         Option Terms.  Tenant shall have three (3) options (each, an “Option”) to extend the term of this Lease each for an additional period of sixty (60) consecutive months (each, an “Extension Term”). In order to exercise the Option(s), Tenant must give written notice to Landlord not less than nine (9) months prior to the expiration date of the then-current Term that Tenant wishes to extend the Term of this Lease; provided, however, Tenant shall not be entitled to exercise any Option unless each of the following conditions shall be fully satisfied at the time of its exercise: (i) this Lease shall be in full force and effect; (ii) the original Tenant named in the Lease (or a Controlled Tenant) shall be in possession of the Leased Premises; (iii) Tenant shall not then be in Default under any of the terms, provisions, covenants or conditions of this Lease; and (iv) the Guarantor (as defined in Section 10.24 below) shall reaffirm and extend its Guaranty (as defined below) for the entire duration of the applicable Extension Term.  If Tenant exercises the first Option as provided, the Term shall be extended for a period of sixty (60) consecutive months and Base Rent for the first twelve (12) months of the first Extension Term shall be $2.82 prsf (NNN), with three percent (3%) annual increases thereafter during the remainder of the first Extension Term. If Tenant exercises the second or third Options as provided, the Term shall be extended for a period of sixty (60) consecutive months for each such Option and Base Rent shall be adjusted to ninety-five percent (95%) of Market Rent (as hereinafter defined). “Market Rent” for each Extension Term (other than the first Extension Term) shall be determined by Landlord in its sole reasonable discretion on the basis of the then prevailing market rental rate for lease renewals for space comparable to the Leased Premises in other comparable buildings located in Jacksonville, Florida. Notwithstanding the foregoing, if Tenant disagrees with Landlord’s determination of Market Rent, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after being advised in writing thereof, shall have the right to have Market Rent determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, Tenant shall be deemed to have accepted Landlord’s determination of Market Rent. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within thirty (30) days after the date of the Arbitration Notice, shall negotiate in good faith to determine and agree upon the Market Rent. If Landlord and Tenant are unable to agree upon the Market Rent during such 30-day period, Landlord and Tenant, within ten (10) days after the expiration of such 30-day period, shall each select a “qualified” broker to determine Market Rent. A qualified broker means a commercial real estate broker with at least ten (10) years experience in handling office/warehouse/industrial lease transactions in the Jacksonville market. If either Landlord or Tenant fails to appoint a broker within such 10-day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. Within twenty (20) days after selection, Landlord’s broker and Tenant’s broker shall each independently make a determination of Market Rent for the applicable Extension Term. If the higher of the estimates from the two (2) brokers is less than one hundred ten percent (110%) of the lower of such estimates, then Market Rent shall be the average of the two estimates and shall be binding on both Landlord and Tenant as the Base Rent rate for the applicable Extension Term. If the higher of the estimates from the two (2) brokers is more than one hundred ten percent (110%) of the lower of such estimates, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) brokers shall select a third broker meeting the aforementioned criteria. Once the third broker has been selected as provided for above, then, as soon thereafter as practicable but in any case within twenty (20) days after selection, the third broker shall independently make his/her determination of Market Rent. After the determination of Market Rent by the third broker, Market Rent shall be the average of: (i) the estimate provided by the third broker and (ii) the estimate of either Landlord’s broker or Tenant’s broker which is closer to the estimate provided by the third broker; and such average shall be binding on both Landlord and Tenant as the Base Rent rate for the applicable Extension Term. If the third broker believes that expert advice would materially assist him, he/she may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third broker and of any experts retained by that broker. Any fees of any broker, appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, appraiser, counsel or expert. In the event that Market Rent has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent based on one hundred fifteen percent (115%) of Base Rent in effect during the last month of the Term just ended until such time as Market Rent has been determined. Upon such determination, the Base Rent for the applicable Extension Term shall be retroactively adjusted to the commencement of such Extension Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the final determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

ARTICLE 3.

RENT AND OTHER CHARGES

Section 3.1         Base Rent.  Tenant hereby covenants and agrees to pay Base Rent, without offset or deduction (except as otherwise expressly provided for herein), on a monthly basis during the Term in advance commencing on the Term Commencement Date, and continuing on the first (1st) day of each and every month thereafter during the Term in lawful United States currency, together with any and all sales or use taxes levied upon rent and/or the use or occupancy of the Leased Premises in the following amounts:

			Net Base Rent	Monthly	Net Base Rent /
	Period:	Months	Annualized	Base Rent	RSF
*Year 1	9/1/13-8/31/14	12	$0.00	$0.00	$0.00
Year 2	9/1/14-8/31/15	12	$836,410.85	$69,700.90	$2.30
Year 3	9/1/15-8/31/16	12	$861,503.18	$71,791.93	$2.37
Year 4	9/1/16-8/31/17	12	$887,348.27	$73,945.69	$2.44
Year 5	9/1/17-8/31/18	12	$913,968.72	$76,164.06	$2.51
Year 6	9/1/18-8/31/19	12	$941,387.78	$78,448.98	$2.59
Year 7	9/1/19-8/31/20	12	$969,629.41	$80,802.45	$2.66
Year 8	9/1/20-8/31/21	12	$998,718.30	$83,226.52	$2.74

*Notwithstanding that Base Rent will be abated during Year 1 as set forth in the table above, Tenant shall nevertheless be responsible for the payment of Additional Rent during Year 1 for the Leased Premises pursuant to the terms and conditions of the Lease.

Base Rent and all other charges and amounts payable by Tenant hereunder shall be paid to Landlord at One Imeson Park Boulevard, Building 100, Jacksonville, FL 32218, or such other address as Landlord directs in writing. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay Base Rent with respect to the Bonus Space, the Corridor or the Lobby.

To defray the additional expenses involved in collecting and handling delinquent payments, if any Base Rent or other payment due under this Lease is not received by Landlord within ten (10) days of the due date, Tenant shall pay in addition to such payment a late charge equal to 5% of the payment which is past due; provided, however, no more than once in any twelve (12) month period, Landlord agrees to waive its right to collect such late charge if such payment is made no later than the tenth (10th) day after Tenant’s receipt of written notice from Landlord that such payment is past due and Landlord shall not be required to provide any other notices of late payments to Tenant during such twelve (12) month period prior to Tenant incurring a late charge. Tenant acknowledges that this charge is made to fully compensate Landlord for additional costs incurred by Landlord as a result of Tenant’s failure to pay when due and is not a payment for the extension of the rent due date. Landlord’s failure to insist upon the payment of the late charge shall not be deemed a waiver of Landlord’s right to collect such late charge for any future delinquencies. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of two hundred fifty dollars ($250.00).

Section 3.2         Additional Rent.  All charges payable by Tenant under the terms of this Lease other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, all Additional Rent shall be paid concurrently with each monthly installment of Base Rent. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay Additional Rent with respect to the Bonus Space, the Corridor or the Lobby. The term “Rent” shall mean Base Rent and Additional Rent. All payments of Rent shall include sales and use tax in accordance with applicable law. Tenant shall also be responsible for timely payment of sales tax or other taxes, if any (and for any interest and penalties assessed for untimely payment), on all payments to third parties or performances required by Tenant under this Lease.

Section 3.3         Operating  Expenses.  In addition to Base Rent payable under paragraph 3.1 above, Tenant agrees to pay, commencing on the Term Commencement Date and continuing throughout the Term, as Additional Rent its pro-rata share of the “Operating Expenses” (hereinafter defined) for the Building and, to the extent applicable, to the Property, together with any and all sales or use taxes levied thereon. The pro-rata share of Operating Expenses (“Share”) to be paid by Tenant shall be 22.74% (364,168 rentable square feet of the Leased Premises divided by 1,601,218 rentable square feet of the Building) of the Operating Expenses. Landlord agrees that notwithstanding anything contained in this Lease to the contrary, subject to the abatement provided for herein, Tenant’s Share of Operating Expenses are fixed at $0.75 per rentable square foot per year for the initial twelve (12) months of the Term based upon the budget attached hereto as Exhibit C, which to the best of Landlord’s knowledge fairly and accurately describes the anticipated Operating Expenses for calendar year 2013. Landlord shall deliver monthly invoices to Tenant for Tenant’s Share of Operating Expenses, and such invoices shall be due and payable within ten (10) days of receipt. From time to time during the Term, Landlord shall send a statement of Operating Expenses to Tenant for any portion of the Term that has expired providing in reasonable detail a statement of all Operating Expenses incurred in the operation of the Property along with the amount representing Tenant’s Share thereof (the “Statement”). Concurrently with the invoice described above, Landlord shall also provide an estimate of future Operating Expenses and a new estimate of the monthly Operating Expenses payable by Tenant as Additional Rent under the terms of this Lease.

“Operating Expenses” shall mean all expenses incurred by Landlord, in the management and operation of the Property, including but not limited to maintenance and repair costs, Real Property Taxes (as defined in Section 3.4A below), Insurance Charges (as defined in Section 3.6(C) below), Security Services (as defined in Section 3.7 below), compliance with governmental and quasi-governmental requirements (as permitted hereunder, provided, however, in no event will costs incurred prior to the Term Commencement Date and associated with compliance with governmental and quasi-governmental requirements existing prior to the Term Commencement Date be included in Operating Expenses), lighting, landscaping, Landlord’s overhead and management costs directly related to the operation of the Property, and, subject to Section 3.5, the cost of all water and sewer, electrical and all other utilities charges that are not separately metered to tenants of the Property; provided, however, that Tenant shall not be charged for any utilities charges for service to another tenant’s leased premises if the Leased Premises is separately metered for such service. However, “Operating Expenses” shall exclude all expenses incurred by Landlord in performance of those obligations under Section 5.3 below that are to be performed by Landlord at its expense. Furthermore, the term “Operating Expenses” does not include the cost of any capital improvement to the Building or the Property, other than the reasonable amortized cost over the useful life of capital improvements which result in the reduction of Operating Expenses. Moreover, the term “Operating Expenses” shall not include repairs, restoration or other work occasioned by fire, windstorm, or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, expenses for the renovation of space for new tenants, interest or principal on any mortgage or indebtedness of Landlord, or depreciation allowance or expense, expenses incident to negotiation, interpretation and/or enforcement of the terms of any lease; funds for any reserves for future expenditures not yet incurred; ground lease rental; costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; costs, including permit, license and inspection costs incurred with respect to the installation of improvements made for tenants or other occupants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants; expenses in connection with services or benefits which are not offered to Tenant; fees, overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis; any management fee in excess of the greater of: (i) four percent (4%) of the total revenue annually of the Building or Property, as applicable, or (ii) Eighty-Five Thousand Dollars ($85,000.00); any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or its agents, contractors, licensees or employees in excess of competitive market rates; advertising and promotional expenditures in connection with leasing the Building or Property, as applicable, and costs of the installation of signs identifying the owner and/or manager of the Building; any costs relating to the violation or alleged violation of Environmental Laws (as defined in Section 4.3B below) not caused by Tenant, its agents, employees, contractors or lessees; charitable or political contributions; off-site improvements; or any charge for Landlord’s income taxes, excess profit taxes, or franchise taxes or related to a sale or transfer of the Property or an interest therein.

If the nature of Tenant’s business within the Leased Premises is such that additional costs are incurred by Landlord for insurance, cleaning, or other Operating Expenses, Tenant agrees to pay as Additional Rent to Landlord on demand the amount of such additional costs. As of the date of this Lease, Landlord knows of and, based on Landlord’s current actual knowledge, anticipates no such additional costs with regard to Tenant.

Landlord shall maintain books and records showing Operating Expenses in accordance with sound and generally accepted accounting and management principles consistently applied. Tenant or its certified public accountant shall have the right to examine such books and records pertaining to any Statement upon reasonable prior notice to Landlord and during normal business hours at any time within one hundred twenty (120) days after receipt of such Statement.

Notwithstanding anything herein to the contrary, during the Term (including, any Extension Term pursuant to Section 2.2 above), Tenant shall not be required to pay Tenant’s Share of any Controllable Operating Expenses which are in excess of the Cap. For purposes of the preceding sentence: “Cap” for the calendar year immediately following the Base Year (as defined herein below) shall be One Hundred and Four Percent (104%) of Controllable Operating Expenses incurred during the Base Year, and for each succeeding calendar year, the “Cap” shall be One Hundred and Four Percent (104%) of the Cap for the preceding calendar year on a cumulative basis; “Base Year” means the first full calendar year after the calendar year in which the Term Commencement Date occurs; and “Controllable Operating Expenses” means all Operating Expenses other than Real Property Taxes, Insurance Charges, any unforeseeable expenses caused by a casualty or an event of force majeure, and the costs of utilities for the Building or Property, as applicable.

Section 3.4                           Taxes.

A.                            Definition  of  “Real  Property  Taxes”.  “Real  Property  Taxes”  means: (i) any tax, fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment (including all special assessments), penalty or tax imposed by any taxing authority against the Building, the Property and/or Landlord’s tangible personal property located therein or thereon and used in conjunction with the operation and/or management of the Building and/or Property; (ii) subject to the qualification in the last sentence of this Section 3.4A, any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency (provided that if any such tax or charge is eligible for payment in installments, Real Property Taxes for any year shall include only the installments of such tax or charge payable in such year); (iv) any charge or fee replacing any tax previously included within the definition of real property tax; and (v) any reasonable cost incurred by Landlord in contesting any tax or charge included in clauses (i), (ii), (iii) or (iv) above.  “Real Property Taxes” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes, or any penalties  or  late  charges  thereon  or  otherwise  assessed  for  Landlord’s  failure  to  pay  Real Property Taxes prior to delinquency.

B.                            Personal Property Taxes.

(i)                                     Tenant  shall  pay  all  taxes  charged  against  trade  fixtures, furnishings, equipment or any other personal property belonging to Tenant.  Tenant shall use diligent good faith efforts to have personal property taxes assessed separately from the Property.

(ii)                                  If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord such taxes on Tenant’s personal property within ten (10) days after Tenant receives a written statement from Landlord, which contains the bill or invoice detailing the costs attributable to Tenant’s personal property.

Section 3.5                           Utilities and Janitorial Services.

A.                            Utilities.  Commencing on the Term Commencement Date, and continuing during the Term, Landlord shall cause a third-party supplier to provide electricity, water, and sanitary sewer service to the Leased Premises, and (i) electrical utility charges to Tenant for the Leased Premises shall be sub-metered and determined on the basis of Tenant’s actual electrical usage for the Leased Premises and such charges shall be billed to Tenant on a monthly basis, not exceeding the actual amount charged by the utility provider, (ii) Tenant shall be billed on a monthly basis for Tenant’s Share of water and sanitary sewer charges, but adjusted as reasonably determined by Landlord based on the types and volume of use by other tenants of the Building, as estimated by Landlord in good faith, and (iii) Tenant shall pay, directly to the appropriate supplier, the cost of all telephone, refuse disposal and other services supplied to Tenant and/or the Leased Premises.  Tenant covenants and agrees to pay to Landlord, within ten (10) days of receipt of each and every invoice, such electric and water charges, together with any and all sales or use taxes levied thereon.  Landlord (a) shall not be liable for damages or otherwise should the furnishing of any utility services identified in romanettes (i) and (ii) above be interrupted, and (b)

upon reasonable prior notice to Tenant, shall be permitted to temporarily interrupt the utility services identified in romanettes (i) and (ii) above for the making of necessary repairs or improvements to the Building or Leased Premises, as applicable, in the exercise of Landlord’s rights  hereunder  so  long  as  Landlord  agrees  to  utilize  commercially  reasonable  efforts  to minimize the duration of any such interruption and to cause such interruption to occur after Tenant’s normal business hours, provided, however, in the event that any interruption continues for more than three (3) consecutive business days, Rent shall be abated in an equitable and just proportion relative to the diminution in the use of the Leased Premises as a result of such interruption, provided further that if such interruption shall continue for more than sixty (60) consecutive days, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord, provided such notice is delivered prior to the restoration of such utility. Notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge and agree that the terms provisions and conditions of this Section 3.5A relating to the abatement of Rent or termination of the Lease due to an interruption in utilities to the Leased Premises are not intended to apply in the event of an interruption of services due to a casualty that is subject to the provisions of Article 6 of this Lease.

B.                            Janitorial Services. Tenant shall be responsible for any janitorial services for the Leased Premises at Tenant’s sole cost and expense.  During the Term, whenever at least one tenant is leasing either Bays M.8 or 1.8, Landlord shall maintain the restrooms in the Lobby in a good clean and sanitary condition with janitorial services including the provision of all paper products, soaps/sanitizers, and dispensers for the same; provided, however, so long as Tenant has exclusive use of the Lobby, Tenant may lock the doors to the restrooms in the Lobby so as to regulate the use thereof.

Section 3.6                           Insurance. At all times during the Term of this Lease, the following types of insurance coverage shall be maintained by the applicable party:

A.                            Liability Insurance.  During the Term, Landlord shall maintain, a policy of commercial general liability insurance with coverage limits at least $1,000,000 per occurrence and $2,000,000 aggregate coverage.  During the Term, Tenant, at its sole cost and expense, shall maintain a policy of commercial general liability insurance at Tenant’s sole cost and expense, naming Landlord as an additional insured, which policy shall include coverage for liability arising from bodily injury (including death), property damage, premises, operations, product- completed operations, personal and advertising injury, and liability assumed under an insured contract, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Lease. The initial amount of such insurance shall be at least $1,000,000 per occurrence and $2,000,000 aggregate coverage, which coverage may be provided through a primary policy and/or an umbrella policy. Such coverage requirement does not constitute any recommendation by Landlord as to appropriate limits of coverage, but is merely Landlord’s minimum requirement.

B.                            Hazard Insurance.  During the Term, Landlord shall maintain a policy of insurance covering loss of or damage to the Property and Building by perils insured by the ISO Special Causes of Loss Form property Insurance, or its equivalent, in the amount of the replacement value of the Building. Tenant shall, at Tenant’s sole cost and expense, maintain insurance coverage for Tenant’s inventory and other personal property, fixtures, equipment or building improvements installed by Tenant in or on the Property in such amount or percentage of replacement value as Tenant or its insurance advisor deems reasonable.  Tenant shall not do or permit to be done anything within its control which invalidates any such insurance policies to the extent made known to Tenant and to the extent consistent with Tenant’s Permitted Use.

C.                            Payment of Insurance Charges; Insurance Policies.  As part of Operating Expenses, as described in Section 3.3 of this Lease, Tenant shall pay its Share of the cost of the insurance policies maintained by Landlord on the Building and/or the Property, as the case may be, which shall include any deductibles paid by Landlord pursuant to such insurance policies (“Insurance Charges”).  Tenant shall pay for any increase in the Insurance Charges caused solely by Tenant’s acts or omissions or Tenant’s specific use or occupancy of the Property.

D.                            Workers’ Compensation.  Tenant, at its sole cost and expense, shall carry workers’ compensation coverage in the minimum required statutory amount insuring all eligible employees of Tenant on the Property.

E.                             Automobile Liability. Tenant, at its sole cost and expense, shall carry automobile liability insurance in commercially reasonable amounts, covering company owned vehicles, if any, used at the Property.

F.                              Sprinkler  Leakage.  Tenant,  at  its  sole  cost  and  expense,  shall  carry insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Leased Premises in an amount not less than the current replacement cost covering Tenant’s merchandise, Tenant’s improvements, Tenant’s trade fixtures, and Tenant’s other property located at the Leased Premises.

G.                            Other Insurance.  Tenant, at its sole cost and expense, shall carry such other insurance and in such amounts as may be reasonably required by Landlord against other insurable hazards as at the time are commonly required by prudent owners of comparable leasable properties in the area in which the Property is located.

H.                           Insurance Policies.   The amount of any insurance coverage required to be carried by either party hereunder shall not limit such party’s liability nor relieve such party of any obligation hereunder. Landlord shall be listed as additional insured on the commercial general liability policy required to be maintained by Tenant hereunder.  Tenant will provide, or cause its insurer to provide, notice to Landlord thirty (30) days prior to cancellation or modification of the policy. Tenant shall deliver a certificate of each such policy required hereunder to Landlord prior to taking occupancy of any portion of the Leased Premises, and a replacement certificate prior to the expiration of any such policy during the Term. If Tenant fails to maintain such policy, Landlord may, upon ten (10) days’ written notice to Tenant, elect to maintain such insurance at Tenant’s expense, to be paid by Tenant (as Additional Rent) upon presentation of Landlord’s bill thereof.  All insurance procured by Tenant shall be carried with insurance companies that are licensed or authorized to do business in the State in of Florida, are in good standing with the Department of Insurance in Florida, and have a current rating issued by A.M. Best Company of not less than A-:VII. Insurance coverage shall be written as primary policy coverage and not contributing with or excess of any coverage, which Landlord may carry. Tenant shall furnish Landlord at the inception of this Lease a Certificate of Insurance evidencing that all such insurance is in effect.

Section 3.7                           Security Services.  Tenant acknowledges and agrees that it shall be solely responsible for its own security, at Tenant’s sole cost and expense, as may be required for the operation of Tenant’s business within the Leased Premises.  Landlord shall have no liability to Tenant for losses due to theft or burglary, or for damages done by unauthorized persons in the Leased Premises, the Building, or the Property or for any injury, trauma or other harm to any person unless due to the gross negligence or willful misconduct of Landlord, and neither shall Landlord be required to insure against any such losses.  Notwithstanding the foregoing, as a courtesy to tenants at the Property, Landlord may in its sole and absolute discretion contract with a regional or national independent contractor, or another independent contractor that is approved by Tenant (which approval will not be unreasonably withheld, delayed or conditioned), which contractor shall be properly licensed and insured to do business in the State of Florida, to provide for the operation by the independent contractor of the guard shack located on the Property (the “Security Services”); and Tenant acknowledges, approves and agrees with the use of Landlord’s current independent contractor, Gray’s Security Services, Inc. The independent contractor providing the Security Services shall maintain commercial general liability insurance with coverage limits of at least $1,000,000 per occurrence and $2,000,000 aggregate coverage. Tenant agrees and acknowledges that Landlord shall have no liability for any act or negligence of such independent  contractor.  The  cost  of  the  Security  Services  shall  be  included  in  Operating Expenses. Tenant shall cooperate fully in any efforts of Landlord to maintain security at the Property and shall follow all rules and regulations promulgated by Landlord with respect thereto; provided such rules and regulations are uniformly applied and enforced against all tenants of the Building and are not inconsistent with Tenant’s rights under this Lease. However, any security services that are voluntarily undertaken by Landlord (including the Security Services) may be changed or discontinued from time to time in Landlord’s sole and absolute discretion, without liability to Tenant. Except for the gross negligence or willful misconduct of Landlord, Tenant waives any claims it may have against Landlord arising out of any security services provided by Landlord, or the inadequacy or absence thereof, specifically including Landlord’s negligence with respect to the providing or failure to provide such services.  Landlord acknowledges and agrees that Tenant may adopt, modify and enforce reasonable security measures, including the installation of locks, security systems, card readers or the like at the Leased Premises (which installations shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, delayed or conditioned, unless same is deemed a Non-Consent Alteration as  defined  herein  below),  as  Tenant  deems  appropriate  to  safeguard  Tenant’s  employees, invitees, and personal property, provided, however, Landlord shall be given security credentials to access such Lobby in order for Landlord to show space to prospective tenants, perform its obligations under this Lease and exercise its rights under this Lease (including, but not limited to, all of Landlord’s rights under Section 4.6 herein below).

Section 3.8         Security Deposit.  Intentionally Deleted.

Section 3.9                           Heating, Ventilation and Air Conditioning.  Landlord shall provide, at all times during the Term, the following: (i) in the Warehouse Spaces in Bays 1.5, 1.7 and 2.7 of

the Leased Premises, cooling sufficient for a maximum temperature of 80 degrees F, year round, with 1.4 air circulations per hour, provided the ceiling in such spaces does not exceed the height existing as of the date hereof, (ii) in the Office Space in Bay 2.8 of the Leased Premises, as well as  the  Lobby  Offices,  heating,  cooling  and  ventilation  to  general  office  specifications  for Tenant’s comfortable use and enjoyment of such space with a maximum temperature of 78 degrees F, and minimum temperature of 68 degrees F, year round, with 5 air circulations per hour, provided the ceiling in such spaces does not exceed twelve (12) feet; and (iii) in the Lobby, heating, cooling and ventilation to general office specifications for Tenant’s comfortable use and enjoyment  of  such  space  with  a  maximum  temperature  of  78  degrees  F,  and  minimum temperature of 68 degrees F, year round, with 1.4 air circulations per hour, provided the ceiling in such spaces does not exceed the height existing as of the date hereof. Notwithstanding the foregoing, for clarification, Landlord will not provide heating, ventilation or air conditioning to the  Bonus  Space  or  Corridor.  Landlord  will  provide  the  existing  ductwork  in  the  Leased Premises in good working condition; after Landlord provides the heating, ventilation and air conditioning to the Leased Premises based on the foregoing standards (including any additional duct work necessary to meet such standards), Tenant shall be responsible, at Tenant’s sole cost and expense, for the addition, modification or relocation of any ductwork within the Leased Premises. The systems servicing the Leased Premises provided by Landlord pursuant to this Section 3.9 shall comply with all applicable state and local building codes. Tenant acknowledges that it has inspected the Leased Premises, and Tenant has not observed any mold, mildew or other moisture issue in the Leased Premises as of the date hereof. Landlord (a) shall not be liable for damages or otherwise should the furnishing of any heating, ventilation, and cooling identified in romanettes (i) and (ii) above be interrupted, and (b) upon reasonable prior notice to Tenant, shall be permitted to temporarily interrupt the heating, ventilation, and cooling services identified in romanettes (i) and (ii) above for the making of necessary repairs or improvements, as applicable, in the exercise of Landlord’s rights hereunder so long as Landlord agrees to utilize commercially reasonable efforts to minimize the duration of any such interruption and cause such interruption to occur after Tenant’s normal business hours, provided, however, in the event that any interruption continues for more than three (3) consecutive business days, Rent shall be abated in an equitable and just proportion relative to the diminution in the use of the Leased Premises as a result of such interruption, provided further that if such interruption shall continue for more than sixty (60) consecutive days, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord, provided such notice is delivered prior to the restoration  of  such  service.  Notwithstanding  anything  herein  to  the  contrary,  Landlord  and Tenant acknowledge and agree that the terms provisions and conditions of this Section 3.9 relating to the abatement of Rent or termination of the Lease due to an interruption of service are not intended to apply in the event of an interruption of services due to a casualty that is subject to the provisions of Article 6 of this Lease.

ARTICLE 4

USE OF PROPERTY

Section 4.1                           Permitted Use.  Tenant may use the Property for the following Permitted Use,  or  any  other  legal  use,  so  long  as  such  use  is  in  compliance  with  all  applicable governmental laws, ordinances, rules and regulations:  warehouse and distribution operations for Tenant’s business and office uses in conjunction with such operations (the “Permitted Use”).

Section 4.2                           Manner of Use.

A.                            Tenant shall not use, or permit its employees, agents, contractors or invitees to use, the Leased Premises, Building or Property in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which unreasonably annoys or interferes with the rights of other tenants of the Building or Property, or which constitutes a nuisance or waste.  Tenant shall obtain and pay for all permits required for Tenant’s conduct of its business in the Leased Premises, Building and Property for the Permitted Use and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements (including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act) regulating: (i) Tenant’s Work, (ii) any of Tenant’s desired alterations, additions and improvements (excluding Landlord’s Work, but subject to Landlord’s obligation  to  deliver  the  Leased  Premises  to  Tenant  with  Landlord’s  Work  Substantially Complete and in compliance with all then-existing federal, State and local laws, statutes, rules, regulations,  ordinances,  court  orders  and  decrees,  and  administrative  orders  and  all administrative policies and guidelines), and (iii) Tenant’s conduct of its business in the Leased Premises, Building and Property. Tenant shall not place weight upon any space on the second floor exceeding the structural floor load of two hundred fifty pounds (250 lbs.) per square foot of area) or that which is permitted by law or to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant’s failure to comply with the foregoing restriction on the structural floor load is a breach of this Lease. Subject to the terms and conditions of this Lease regarding Landlord’s access to the Leased Premises, Tenant shall have the right, at Tenant’s sole cost and expense, to install, operate and maintain a security system and/or card access system in the Leased Premises and Lobby. Tenant shall be permitted to use wireless communication devices in, on or about the Lease Premises, including, without limitation, Wi-Fi; provided such wireless communications devices do not unreasonably interfere with any pre-existing equipment at the Property. Subject to Landlord’s prior written approval of the installation and design therefor (which approval shall not be unreasonably withheld, delayed or conditioned), Tenant shall have the right, at Tenant’s sole cost and expense, to install, operate and maintain a security system and/or card access system in the Leased Premises.

B.                            Landlord  shall  allow  Tenant  to  access:  (i)  Bays  1.5  and  1.7  no  later  than April 1, 2013, and (ii) Bays 2.7 and 2.8, the Lobby, Lobby Offices, Parking Area, Loading Area, Trailer Storage Area, Common  Areas, and the Corridor, as of the effective date of this Lease (i.e., the date that this Lease has been signed and delivered by both Landlord and Tenant), and prior to Substantial Completion of Landlord’s Work, for purposes that include, but are not limited to: (i) installing Tenant’s inventory, wiring, furniture, fixtures and equipment, (ii) setting up test runs of productions flow and inventory move in, and (iii) commencing Tenant’s Work; provided that Tenant will coordinate such access with Landlord to avoid causing a material delay in Substantial Completion of Landlord’s Work. Nevertheless, Landlord will exercise commercially reasonable efforts to provide access to the spaces identified in romanette (i) in this Paragraph as soon as practicable after the effective date of this Lease.

C.                            Tenant shall have access to the Leased Premises seven (7) days per week, twenty- four (24) hours per day, fifty-two (52) weeks per year; provided, however, Tenant’s access to the Building and/or the Leased Premises may be limited in the case of temporary closure due to force majeure, emergencies, repairs, casualty, governmental or quasi-governmental requirements or as Landlord reasonably deems necessary in order to prevent damage or injury to person or property (provided, however, Landlord agrees to provide reasonable advance notice to Tenant with respect to any temporary closure instituted by Landlord).

Section 4.3                           Hazardous Substances.

A.                            Tenant agrees not to generate, store, use, treat or dispose of, nor authorize the generation, storage, use treatment or disposal of, any “Hazardous Waste” or “Hazardous Substance” (as those terms are defined in Resource Conversation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended (“RCRA”) or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended (“CERCLA”), and any  rules  and  regulations  now  or  hereafter  promulgated  under  either  of  such  acts)  or  any pollutant or other contaminant on, in, from or about the Leased Premises, Building or the Property in violation of Environmental Laws (as defined herein below); provided, however, Tenant shall be permitted to use and store standard commercial cleaning materials in normal quantities and batteries for equipment used in the conduct of Tenant’s business provided that the types, quantities and uses of such items are in compliance with all environmental rules, codes, regulations and laws. If the Property becomes contaminated in any manner by Hazardous Waste or a Hazardous Substance, Tenant shall immediately notify Landlord upon learning of same. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, reasonable attorneys’ fees and costs of litigation) arising out of or in any manner related to the “release” or “threatened release”  of, and for any clean-up responsibility imposed upon Landlord under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any “Hazardous Waste” or “Hazardous Substance,” or any pollutant, or other contaminant or environmental condition on, in, from or about the Leased Premises, Building or the Property of any portion thereof, but only to the extent that such release or threatened release or pollutant or environmental condition (a) arises on or after the Term Commencement Date, and (b) is caused by Tenant, its agents, employees, contractors or lessees in connection with Tenant’s use or occupancy of the Leased Premises, Building or Property.

B.                            Landlord represents and warrants to Tenant that, to Landlord’s present actual knowledge as of the date hereof, there is no Hazardous Waste, Hazardous Substances, mold, asbestos, or petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetics gas usable for fuel (or mixtures of natural gas and such synthetic gas) at the Leased Premises, Building, Common Areas, Property, or in the Lobby in violation of applicable Environmental Laws. Landlord will not introduce any Hazardous Waste, Hazardous Substances, mold, asbestos, or petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetics gas usable for fuel (or mixtures of natural gas and such synthetic gas) in violation of applicable Environmental Laws in the performance of Landlord’s Work. Landlord indemnifies and agrees to hold harmless and defend Tenant and its employees, from and against all claims, damages, fines, judgments, penalties, causes of action, loss, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by Tenant and/or its employees arising from any Hazardous Waste or Hazardous Substance at the Leased Premises: (i) caused by any activities occurring prior to the date Tenant first accesses or occupies  any  portion  of  the  Leased  Premises  as  permitted  hereunder,  (ii)  in  violation  of Landlord’s representation in the first sentence of this Section 4.3(B), and/or (iii) to the extent caused by Landlord in the performance of Landlord’s Work or during the Term of this Lease. In the event that any Hazardous Waste or Hazardous Substance are discovered at the Leased Premises which is required by applicable Environmental Laws to be removed or remediated and which was introduced by a party other than Tenant, its agents, employees, contractors or invitees (while the invitees are inside the Leased Premises), Landlord shall: (i) pursue the party or parties responsible for such contamination in an effort to compel them to remediate the contamination in accordance with applicable Environmental Laws, using commercially reasonable efforts, or (ii) in  the  event  that  Landlord  caused  such  occurrence,  Landlord  shall  proceed  to  remove  or remediate it as and to the extent required by applicable Environmental Laws. “Environmental Laws” means all federal, State and local laws, whether common laws, court or administrative decisions, statutes, rules, regulations, ordinances, court orders and decrees, and administrative orders and all administrative policies and guidelines concerning action levels of a governmental authority (federal, State or local) now or hereafter in effect relating to the environment, public health, occupational safety, industrial hygiene, any Hazardous Waste or Hazardous Substance (including the disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment or use thereof), or the environmental conditions on, under or about the Leased Premises, Building, Common Areas and Property as amended and as in effect from time to time including the following statutes and all regulations thereunder as amended and in effect from time to time, the Comprehensive Environmental  Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300(f) et seq.; the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq. together with any applicable state and local statutes, ordinances and regulations, and any successor statutes and regulations to the foregoing. Notwithstanding anything herein to the contrary, in the event that governmental authority prohibits Tenant’s use of the entire Leased Premises (or so much thereof as would render the Leased Premises untenantable, as such term is defined in Section 6.1(B) below) for the conduct of its business due to the requirement for removal or remediation of any Hazardous Waste or Hazardous Substance at the Leased Premises, Building, and/or Property, and such prohibition shall continue for more than sixty (60) consecutive days, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord, provided such notice is delivered prior to the completion of the removal or remediation of such Hazardous Waste or Hazardous Substance.

Section 4.4                           Signs and Auctions.  Tenant shall not place any signs on the roof of the Building without the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion. Tenant shall have the right to place the maximum amount of signage permitted by applicable law (based on Tenant’s Share of the total square footage of signage available for the Building), on the outside walls of the Leased Premises or Building, with Landlord’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).  The signage on the outside walls of the Leased Premises or Building may contain Tenant’s name, trade name, and/or corporate logo.  Subject to Landlord’s prior written approval (which approval will not be unreasonably withheld, conditioned or delayed), Tenant shall be permitted to install, at Tenant’s sole cost and expense, interior door and directory signage in the lobby area adjacent to Tenant’s Office Space. Any and all approved signs placed on or within the Leased Premises, Building or Property by Tenant shall be maintained in compliance with the reasonable and nondiscriminatory rules and regulations governing such signs as promulgated by Landlord from time to time, and Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs.  Landlord shall not permit any other tenant or third party to install any signage on the outside walls or roof directly above the Leased Premises. Subject to Landlord’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), Tenant shall have the right, at Tenant’s sole cost and expense, to have its name, trade name, and/or logo on any monument sign servicing the Building.  Tenant shall remove any signs, at Tenant’s sole cost, upon the expiration or earlier termination of this Lease. Tenant agrees upon removal of said signs to repair all damage incident to such removal.  If Tenant fails to timely remove any signs, Landlord shall have the right, but not the obligation, to remove the signs, restore any damage caused thereby, and charge Tenant, as Additional Rent, the cost of the removal and the restoration.  Tenant shall not conduct or authorize any auctions or sheriff’s sales at the Leased Premises, Building or Property.

Section 4.5                           Indemnity.  Subject  to  the  waiver  of  subrogation  provisions  herein, Tenant shall indemnify, defend, hold harmless, pay, and reimburse Landlord from and for (i) any and all losses, damages, liability, or expenses (including reasonable attorneys’ fees, court costs, and expert witness fees) actually incurred by Landlord, arising from loss of life, personal injury and/or property damage, caused by or resulting from, in whole or in part, the negligence or intentional misconduct of Tenant, its agents, employees, or contractors at the Property (including the Building, Leased Premises, and Common Areas) or (ii) any third party claims resulting from or in connection with the breach of any term of this Lease by Tenant, its agents, employees, or contractors. Subject to the waiver of subrogation provisions herein, Landlord shall indemnify, defend, hold harmless, pay, and reimburse Tenant from and for (a) any and all losses, damages, liability, or expenses (including reasonable attorneys’ fees, court costs, and expert witness fees) actually incurred by Tenant, arising from loss of life, personal injury and/or property damage, caused by or resulting from, in whole or in part, the negligence or intentional misconduct of Landlord, its agents, employees, or contractors at the Property (including the Building, Leased Premises, and the Common Areas), or (b) any third party claims resulting from or in connection with the breach of any term of this Lease by Landlord, its agents, employees, or contractors. If any such action is brought against Landlord or Tenant, then the indemnifying party, upon notice from the indemnified party, shall defend the same through counsel selected by the indemnified party’s insurer, or other counsel reasonably acceptable to the indemnified party.  Notwithstanding the provisions above, in the event of the concurrent negligence or intentional misconduct of Tenant, its agents, employees, permitted sublessees, or contractors on the one hand and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence or intentional misconduct results in injury or damage to persons or property described herein above, a party’s (the “Indemnifying Party”) obligation to indemnify the other as set forth in this Section shall be limited to the extent of the Indemnifying Party’s negligence and/or intentional misconduct,  and  that  of  its  agents,  employees,  sublessees  (as  applicable),  or  contractors, including the Indemnifying Party’s pro-rata share of reasonable attorneys’ fees, costs, and expenses actually incurred in connection with any claim, action, or proceeding brought with respect to such injury or damage.  The provisions of this Section shall survive the termination of this Lease.

Section 4.6                           Landlord’s Access.  Landlord or its agents may enter the Leased Premises during normal business hours to perform its maintenance and obligations, as well as exercise its inspection rights, under this Lease, or to show the Property to potential buyers, investors or lenders, and during the last nine (9) months of the Term of this Lease, to show the Leased Premises to prospective tenants.  Landlord shall give Tenant reasonable prior notice of such entry. No such prior notice shall be required in the case of any emergency.  Landlord may place customary “For Sale” or “For Lease” signs on the Building or Property as Landlord deems necessary.

Section 4.7                           Quiet Possession.  Upon payment by Tenant of the Rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, but subject to any applicable grace, notice or cure periods hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease and all matters of public record.

Section 4.8                           Rules and Regulations.  Tenant shall also comply with the reasonable rules and regulations promulgated by Landlord from time to time respecting the management, care and safety of the Property, including parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of other occupants, provided that such rules and regulations are uniformly applied and enforced against all tenants of the Building and/or Property.  In the event of any conflict between such rules and regulations and the terms of this Lease, the terms of this Lease will control.

ARTICLE 5.

CONDITION OF LEASED PREMISES; MAINTENANCE,

REPAIRS AND ALTERATIONS

Section 5.1                           Acceptance  of  Leased  Premises.  Tenant  acknowledges  that  it  has thoroughly inspected the Leased Premises, and Tenant hereby accepts the Leased Premises in their as-is condition with all faults as existing as of the date hereof (excepting latent defects as provided for in Exhibit E). Landlord makes no warranties or representations whatsoever as to the fitness of the Leased Premises for a particular purpose. Notwithstanding anything in this Lease to the contrary, Landlord, as of the Term Commencement Date, agrees to deliver all mechanical, electrical (including lighting), and plumbing systems servicing the Leased Premises in good working  order  and  condition.  Landlord  agrees  to  perform  Landlord’s  Work  (as  hereinafter defined) and, except for any Tenant’s Work (as hereinafter defined) therein, deliver the Leased

Premises, Corridor, Lobby, Loading Area, Access Drive, Employee Parking, as well as the sidewalks and steps located at the front entrance to the Lobby, in compliance with all applicable laws, rules, codes, ordinances, and regulations, including, without limitation, all Environmental Laws and the Americans with Disabilities Act. Landlord agrees to perform certain improvements in the Leased Premises pursuant to the terms and conditions of the Work Letter attached as Exhibit E hereto with the scope of such improvements being identified on the Scope of Landlord’s Work document attached to this Lease as Exhibit E-1 (the “Scope of Work”) with such improvements described therein being hereinafter referred to as the “Landlord’s Work”. Except to the extent non-compliance is due to any alterations, additions, or improvements made to the Leased Premises by or on behalf of Tenant (excluding Landlord’s Work) or breach of this Lease by Tenant, during the Term of this Lease, Landlord shall be responsible, at its sole cost and expense, to ensure that the Building, Property, and all Common Areas and entries are in compliance with all applicable laws, rules, codes, ordinances, and regulations.  Except as otherwise provided herein, Landlord shall be responsible for compliance (including, but not limited to, any grandfathered principles therein) with future laws, rules, codes, ordinances, and regulations, including, without limitation, all Environmental Laws and the Americans with Disabilities Act, provided, however, the costs for such compliance shall be included in Operating Expenses to the extent not otherwise prohibited under terms, provisions and conditions elsewhere in this Lease.

Section 5.2         Exemption of Landlord from Liability. Landlord shall not be liable to Tenant for any damage or injury to the person, business (or any loss or income therefrom), goods, wares, merchandise or other property of Tenant, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of any other cause; (c) conditions arising in or about the Leased Premises, Building or Property or from other sources or places; or (d) any act or omission of any other tenant of the Property. Notwithstanding the foregoing, nothing in this Section 5.2 shall relieve Landlord from liability for damage to property or injury to persons due to Landlord’s willful misconduct or gross negligence or Landlord’s failure to perform its obligations under this Lease.

Section 5.3         Landlord’s Obligations. Subject to the provisions of Article 6 regarding damage, destruction and condemnation, and except for any damage for which Tenant is responsible pursuant to Section 5.4 below and the lamps, ballasts and lights within the Leased Premises, Landlord shall, throughout the Term, keep the Leased Premises (except for Tenant’s maintenance obligations set forth in this Lease, including, but not limited to, Section 5.4 herein below) Common Areas, the warehouse floor, fencing, paving, parking areas, foundation, roof and structural elements of the Building, including structural portions of exterior walls of the Building and the electrical system (including, but not limited to, lobby elevators (along with any freight elevators existing in the Leased Premises as of the date of this Lease), escalators and heating, air-conditioning or ventilating systems of the Leased Premises) and fire protection sprinkler system serving the Leased Premises and Building in good order, condition and repair and in accordance with the requirements of applicable laws, rules and regulations; provided, the cost of such maintenance and repair may be included in Operating Expenses. In addition, Landlord shall maintain in good order and condition the Common Areas of the Building and the Property and make all necessary repairs, the cost of which maintenance and repair may be included in Operating Expenses. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of interior walls within the Leased Premises, except to the extent that such maintenance or repair is made necessary by the breach of Landlord’s obligations under this Lease, or Landlord’s gross negligence or willful misconduct.  Landlord and Tenant intend that, at all times during the Term, Landlord shall maintain the Common Areas of the Property, and all improvements situated thereon, in a neat, sightly, and fully operative condition similar to comparable projects in the Jacksonville, FL market area as reasonably determined by Landlord; provided, however, Landlord shall not be in default of any of its maintenance obligations under this Lease until Landlord has received written notice from Tenant specifying the need for such repairs and the expiration of its cure period therefor.

Section 5.4            Tenant’s Obligations.

A.         Subject to the provisions of Article 6 regarding damage, destruction and condemnation, and Landlord’s obligations pursuant to Section 5.3 of this Lease, Tenant shall at its expense throughout the Term (i) maintain in good order, condition and repair the lamps, ballasts and lights within the Leased Premises, as well as any freight elevators within the Leased Premises (installed by Tenant or on behalf of Tenant after the date of this Lease, but excluding any existing as of the date of this Lease) (ii) repair any and all damage to the Leased Premises (excepting only ordinary wear and tear, and damage by casualty or condemnation; provided, however, Tenant may, at Tenant’s sole cost and expense, payable as Additional Rent under this Lease, elect upon written notice to Landlord to have Landlord maintain any freight elevators installed within the Leased Premises by Tenant or on behalf of Tenant after the date of this Lease. Landlord shall extend to Tenant, if permitted under applicable warranties for the foregoing items, the benefit from such warranties on such items, if any, that have been made by Landlord’s contractors or vendors. If any portion of the Leased Premises or any system or equipment in the Leased Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace the same at Tenant’s sole cost and expense (unless caused by Landlord’s gross negligence or willful misconduct). In addition, Tenant shall, at Tenant’s expense, repair any damage to the roof, foundation or structural portions or walls caused by Tenant’s acts or omissions or arising from or out of Tenant’s negligence or willful misuse of the Leased Premises, ordinary wear and tear and damage by casualty excepted. Landlord and Tenant intend that, at all times during the Term, Tenant shall maintain the Leased Premises in an attractive, and first class condition. Notwithstanding anything contained in this Lease to the contrary, in the event that Tenant installs a freight elevator in the Leased Premises, Tenant shall not be required to remove such freight elevator and restore the Lease Premises upon the expiration or earlier termination of this Lease. Landlord agrees that (a) Tenant may remove and dispose of any conveyors existing in the Leased Premises as of the date of this Lease, and install new conveyors and/or racking as a part of Tenant’s Work, and (b) any conveyors and/or racking installed in the Leased Premises by Tenant are Tenant’s trade fixtures and that Tenant will remove such trade fixtures upon the expiration or earlier termination of this Lease.

B.         All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant fails to maintain and repair the Leased Premises as required by this Section 5.4, Landlord may provide Tenant with notice of such failure in accordance with Section 8.1 (A)(2), and upon the expiration of such notice and cure period, Landlord may enter the Leased Premises and perform such maintenance or repair on behalf of the Tenant; provided, no notice or cure period shall be required in case of an emergency. In such cases, Tenant shall reimburse Landlord within thirty (30) days of completion of such maintenance or repair for all costs incurred in performing such maintenance or repair, provided that Landlord shall furnish to Tenant reasonable documentation supporting such costs prior to Tenant’s being obligated to make any payment therefor.

Section 5.5            Alterations, Additions, and Improvements.

A.          Tenant shall not make any alterations, additions, or improvements to the Leased Premises, Building or Property without Landlord’s prior written consent. Landlord shall provide Tenant with notice approving or reasonably disapproving any such alterations, additions, or improvements within five (5) business days after Landlord’s receipt of the request from Tenant.  If Landlord disapproves the request, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the request, Tenant may modify the request and resubmit it for Landlord’s review and approval. Such procedure may be repeated as necessary until Landlord has approved the request. Landlord shall not unreasonably withhold its consent to any interior alteration, addition or improvement that does not affect the structural components of the Building or the electrical, plumbing or heating, air-conditioning or ventilating systems of the Leased Premises and/or the Building. Landlord may require Tenant to provide demolition and/or payment and performance bonds in form and amount reasonably satisfactory to Landlord for any alterations, additions or improvements that Landlord approves. All alterations, addition and improvements will be accomplished in a good and workmanlike manner at Tenant’s sole expense, in conformity with all applicable laws and regulations by a licensed and bonded contractor approved in advance by Landlord, which approval shall not be unreasonably withheld. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans (to the extent in Tenant’s possession or under Tenant’s control), copies of all construction contracts, proof of payment for all labor and materials, and a notarized affidavit from Tenant’s contractor(s) that all amounts due for work done and materials furnished have been paid. At the end of the Term of this Lease, Tenant shall not be obligated to remove any alterations, additions, or improvements (including any cabling), or restore the Leased Premises; provided, however, Tenant shall remove its personal property, furniture, trade fixtures and equipment. Notwithstanding anything herein to the contrary, after the completion of Tenant’s Work, Landlord’s consent shall not be required for any alterations, additions, or improvements that meet all of the following conditions (“Non-Consent Alterations”):  (i) do not violate applicable laws, (ii) do not affect structural elements of the Building or Building systems (e.g., plumbing, electric, mechanical, life safety), and (iii) are not visible from the Common Areas, provided, however, Tenant shall notify Landlord of such Non-Consent Alterations.

B.          NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE LEASED PREMISES AND ALL CONTRACTORS,

SUBCONTRACTORS, MATERIALMEN, MECHANICS, LABORERS AND OTHERS CONTRACTING WITH TENANT, AND/OR ANY SUBTENANT OF TENANT AND/OR ANY OTHER OCCUPANT(S) OF THE LEASED PREMISES, FOR THE CONSTRUCTION, INSTALLATION, ALTERATION OR REPAIR OF ANY IMPROVEMENTS TO THE LEASED PREMISES ARE HEREBY CHARGED WITH NOTICE THAT THEY MUST LOOK ONLY TO TENANT AND TO TENANT’S INTEREST IN THE LEASED PREMISES TO SECURE THE PAYMENT OF ANY CHARGES FOR WORK DONE AND/OR MATERIALS FURNISHED AT THE LEASED PREMISES. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord’s estate shall not be subject to such liability. Tenant shall pay when due all claims for labor and materials furnished to the Leased Premises, Building or Property. Tenant shall give Landlord at least ten (10) days’ prior written notice of the commencement of any work on the Leased Premises, Building or Property. Landlord and Tenant agree that Tenant will not have authority to create or suffer any lien for labor or materials on Landlord’s interest in the Leased Premises, the Building or the Property. Notwithstanding the foregoing, if for any reason whatsoever, any mechanic’s or other lien shall be filed against the Leased Premises or any other part of the Building or the Property, purporting to be for labor or material furnished or to be furnished at the request of Tenant or anyone claiming by, through or under Tenant, then Tenant shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise as allowed by law, within twenty (20) days after actual knowledge of the filing thereof. If Tenant shall fail to cause the lien to be discharged of record within such twenty (20) day period, Tenant shall be in default under this Lease and (without waiving such Default) Landlord, in addition to any other rights and remedies it may have under this Lease may, but shall not be obligated to, cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, within twenty (20) days after request, reimburse Landlord for all amounts paid and incurred, including reasonable attorneys’ fees and interest thereon at the rate of 12% per annum (but in no event greater than the maximum non-usurious rate permitted under Florida law) from the respective dates of Landlord’s payments. Landlord may elect to record and post notices of non-responsibility on the Leased Premises, the Building or Property, with respect to any such liens.

C.         Tenant shall at its sole cost and expense perform and Substantially Complete, in accordance with the Tenant Work Letter attached hereto as Exhibit F, at least the scope of work listed in Exhibit F-1 attached hereto within the Leased Premises (the “Tenant’s Work”). As an inducement for Landlord to enter into this Lease, Tenant agrees to spend at least $2,000,000.00 in the performance of Tenant’s Work. Tenant’s Work shall be completed at Tenant’s sole cost and expense in a good workmanlike manner and in compliance with all applicable laws. Tenant acknowledges and agrees that it will cooperate with Landlord in connection with any alterations, additions or improvements performed by Tenant (including, but not limited to, Tenant’s Work) so as to not unreasonably disturb or interfere with the occupancy of any other tenant or occupant of the Building or the Property or the performance of Landlord’s Work. Tenant and Landlord agree to cooperate with each other in connection with Tenant’s Work and Landlord’s Work, respectively, so as to not unreasonably disturb or interfere with the other in the performance of such work; provided, however, Tenant hereby acknowledges and agrees that in the event both

Landlord and Tenant need access to the same space the completion of Landlord’s Work takes precedence over the completion of Tenant’s Work.

Section 5.6         Condition Upon Termination.  Upon the termination of the Lease, Tenant shall surrender the Leased Premises to Landlord, broom clean condition. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 6.  All alterations, additions and improvements which Tenant has not removed shall become Landlord’s property and shall be surrendered to Landlord upon the termination of the Lease. In the event that Tenant removes any alterations, additions or improvements or Tenant’s machinery or equipment, including but not limited to racking, then Tenant shall repair, at Tenant’s expense, any damage to the Leased Premises, Building or Property caused by the removal of any such alterations, additions, improvements, machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: cabling and wiring; any power wiring or power panels; lighting or lighting fixtures; wall coverings; blinds or other window coverings; carpets or other floor coverings; heaters air conditioners, or any other heating or air conditioning equipment; or other building operating equipment and decorations. Any of Tenant’s property remaining in the Leased Premises after the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant, and Landlord, in addition to all other rights and remedies it may have, shall have the right to keep in place and use all of such property in the Leased Premises and/or remove any or all of such property from the Leased Premises. Landlord shall not be responsible for the care or safekeeping of any such property and Tenant waives any claim against Landlord relating thereto. The terms and conditions of this Section 5.6 shall survive the expiration or earlier termination of this Lease.

ARTICLE 6.

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 6.1            Partial Damage to Leased Premises or Property.

A.          Tenant shall notify Landlord in writing (which notice may be by email to the address as provided for in Section 10.6 herein below) promptly upon the occurrence of any material damage to the Leased Premises or any material damage to the Building or Property which comes to Tenant’s attention.

B.          If the Leased Premises, Building or Property are damaged, and such damage does not render all or a substantial portion of the Leased Premises or the Building untenantable, this Lease shall remain in effect and Landlord shall repair the damage within a reasonable time so as to render tenantable the Leased Premises and such other areas and facilities of the Building and Property. If, however, the insurance proceeds received by Landlord are not permitted by Landlord’s lender pursuant to the terms of the loan documents between Landlord and its lender to be used for restoration, or if the damage was due to a loss not covered by the insurance policies which Landlord is required to maintain under the terms of this Lease, Landlord may elect either to (a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect so long as Landlord diligently pursues said repairs and subject to Tenant’s right to terminate this Lease as set forth herein below, or (b) terminate this Lease, and Tenant shall not incur any further liability to Landlord from and after the date of termination; provided, however, Tenant shall have not less than ninety (90) days after the effective date of such termination to remove its property from the Leased Premises without additional liability for Rent. Landlord shall notify Tenant within sixty (60) days after knowledge of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Landlord shall be obligated only to return the Leased Premises to the condition in which Leased Premises existed on the Term Commencement Date, including Landlord’s Work; provided Tenant shall be obligated to restore all of Tenant’s Work.  The responsibility of insuring and replacing Tenant’s leasehold improvements, furnishings, merchandise, inventory and equipment shall lie with Tenant. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Leased Premises as necessary for Tenant’s use of the Leased Premises. Tenant shall pay the cost of such repairs, except that Landlord shall deliver to Tenant insurance proceeds received by Landlord for the damage repaired by Tenant as progress payments necessary for Tenant’s repairs. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. For purposes of this Article 6, “untenantable” shall mean reasonably incapable of being occupied by Tenant for conducting its business in the Leased Premises as permitted hereunder due to damage to the Leased Premises, the Building, or the Property. Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within two hundred ten (210) days after the occurrence of the damage or destruction, Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate within ten (10) days after expiration of such two hundred ten (210) day period. However, if Landlord reasonably and in good faith believes it will be unable to complete restoration within such two hundred ten (210) day period, it shall be entitled to notify Tenant in writing of Landlord’s estimated time frame for completion of restoration and if Tenant fails to cancel this Lease by notice of cancellation given to Landlord within ten (10) days following Landlord’s written notice, such two hundred ten (210) day period shall automatically be extended to the last day of Landlord’s estimated time frame, provided, however, in no event may Landlord extend the deadline for completion more than sixty (60) days past the aforementioned two hundred ten (210) day period. In the event Landlord does not complete its required restoration of the Leased Premises within the extended deadline for completion, Tenant may immediately terminate this Lease upon written notice to Landlord.

Section 6.2         Total or Substantial Destruction. If the Leased Premises, the Building or Property are totally or substantially destroyed by any cause whatsoever so as to render all or a substantial portion of the Leased Premises untenantable, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds, and Tenant shall not incur any further liability to Landlord from the date of termination; provided, however, Tenant shall have not less than (90) days after the effective date of such termination to remove its property from the Leased Premises without additional liability for Rent. For purposes of this Article 6, the terms “substantially” or “substantial” shall mean at least eighty percent (80%).

Section 6.3         Temporary Reduction of Rent. If the Leased Premises are destroyed or damaged and Landlord or Tenant repairs or restores the Leased Premises pursuant to the provisions of this Article 6, the Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the percentage of the Leased Premises that is rendered untenantable or unsuitable, in the reasonable business judgment of both Landlord and Tenant. Except for such possible reduction in Rent or except as otherwise specifically provided in this Lease, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, of or to the Leased Premises, Building or Property (except as may otherwise be permitted hereunder).

Section 6.4         Condemnation. If all of any portion of the Leased Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first, and Tenant shall not incur any further liability to Landlord from and after such date. If more than twenty percent (20%) of the floor area of the Leased Premises is taken or the portion taken renders the balance of the Leased Premises unsuitable for Tenant’s use, either Landlord or Tenant may terminate this Lease without incurring any further liability to each other as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession); provided, however, Tenant shall have not less than ninety (90) days after the effective date of such termination to remove its property from the Leased Premises without additional liability for Rent. If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Leased Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Leased Premises. All amounts awarded upon a taking of any part or all of the Property, Building, or Premises shall belong to Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount separately awarded to it for its trade fixtures or moving expenses if such award to Tenant does not reduce Landlord’s award. If this Lease is not terminated, Landlord shall repair any damage to the Leased Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right, either (i) upon written notice to Tenant to terminate this Lease, without Tenant incurring any further liability to Landlord, or (ii) make such repair at Landlord’s expense. In the event that Landlord elects to terminate this Lease, Landlord’s notice of termination will include the amount in excess of the severance damages necessary to pay for the repair of the damage caused by the Condemnation (the “Repair Shortfall”), and Tenant may rescind Landlord’s termination by written notice delivered to Landlord within ten (10) days after receipt of Landlord’s termination notice, provided further that Tenant agrees to pay all of the Repair Shortfall pursuant to a separate agreement mutually acceptable to both Landlord and Tenant.

ARTICLE 7.

ASSIGNMENT OR TRANSFER

Section 7.1         Transfers. Tenant shall not assign, sublease or in any manner attempt to transfer this Lease or any estate or interest therein or sublet the Leased Premises or any part or parts thereof or allow anyone into possession of the Leased Premises (all the foregoing are collectively referred to as “Transfers” and any party to whom any Transfer is made or sought to be made is herein referred to as a “Transferee”) without the prior written consent of Landlord in each instance, which consent shall not unreasonably be withheld. Consent by Landlord to one or more assignments of this Lease or to one or more Transfers shall not be deemed to constitute consent to any future Transfer. Notwithstanding anything in this Lease to the contrary, provided Tenant gives Landlord written notice at least fifteen (15) days prior to the effective date of the transfer (provided that if advanced notice is prohibited by a confidentiality agreement or applicable law, then Tenant shall deliver notice to Landlord within fifteen (15) days after the effective date of the transfer), Tenant shall be entitled to assign this Lease, sublet the Leased Premises, or otherwise grant a right of occupancy to the Leased Premises, to an entity (each, a “Controlled Tenant”): (i) resulting from the merger of Tenant with, or acquisition (including all or substantially all of the stock (or membership units) or assets) by or of, another company, provided that following such transfer, such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant immediately prior to the transfer (so long as the Guarantor continues to guaranty the terms of this Lease after the effective date of the transfer), or (ii) any company that is an entity related to Tenant or Tenant’s parent, an affiliate of Tenant or Tenant’s parent, a subsidiary of Tenant or Tenant’s parent, or the parent company of Tenant. As used in the immediately preceding sentence, an affiliate is a company that controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant. In connection with any such assignment, Tenant shall cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder. Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation evidencing that the transferee is, in fact, a Controlled Tenant. Notwithstanding the foregoing, in no event shall the Tenant or Guarantor be released from liability for the obligations under the Lease upon a transfer to a Controlled Tenant, unless otherwise agreed to in writing by Landlord.

Section 7.2         Procedure. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord, which notice shall include the following so that Landlord can make its reasonable determination as to whether to provide such consent: (i) the name and address of the proposed Transferee and a detailed description of the business operation proposed to be conducted in the Leased Premises; (ii) the proposed effective date (which shall not be less than fifteen (15) nor more than one hundred eighty (180) days after Tenant’s notice), (iii) the terms of the proposed Transfer, a copy of the document effecting such Transfer, and a detailed description of any alterations to the Leased Premises required in connection with the Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) names, addresses, periods of ownership and operation, and (vi) business and character references and any other reasonably necessary information to enable Landlord to determine the business experience, financial responsibility, character, and reputation of the proposed Transferee, and nature of such Transferee’s business. Landlord acknowledges and agrees that this Section 7.2 shall not apply to any Transferee that is a Controlled Tenant.

Section 7.3         Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, including without limitation, the purposes for which the Leased Premises shall be used under Section 4.1; (ii) Tenant shall remain fully liable for all obligations under this Lease, including without limitation, those obligations arising before and after the Transfer (unless otherwise agreed to in writing by Landlord), and any assignee shall expressly assume all of Tenant’s obligations from and after the effective date of such Transfer, so long as Tenant remains liable for any obligations prior to the effective date of such Transfer; (iii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iv) Tenant shall deliver to Landlord promptly after execution an original executed copy of the document effecting the Transfer in form reasonably acceptable to Landlord; and (v) Landlord shall be entitled to fifty percent (50%) of all amounts actually paid by the Transferee in excess of the Rent reserved hereunder, provided, however, Tenant may deduct brokerage fees, tenant improvements, Landlord fees, free rent and other similar and commercially reasonable costs of the Transfer incurred by Tenant. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the Leased Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default hereunder beyond the expiration of any applicable grace, notice and cure period, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease). If Landlord consents to an assignment of Tenant’s interest in this Lease, Landlord shall have no obligation to account to Tenant for any security deposit or other amounts held by or paid to Landlord prior to the date of such assignment, and Tenant’s assignee shall be deemed to have succeeded to any rights of Tenant with respect to such amounts. Except for a Transfer to a Controlled Tenant, Tenant shall pay to Landlord, on demand as Additional Rent, an administrative fee of One Thousand Dollars ($1,000.00) for any transfer for which Landlord’s consent is granted.

Section 7.4         Assignment by Landlord. Landlord shall have the right to assign this Lease to any party acquiring title to the Leased Premises and shall thereafter be relieved of all liability under the Lease accruing from and after the date of such transfer of title, provided such successor or assignee shall assume in writing Landlord’s obligations hereunder, including but not limited to the obligation to provide quiet possession of the Leased Premises in accordance with the terms of this Lease.

ARTICLE 8. DEFAULTS;

REMEDIES

Section 8.1            Defaults.

A.            Events of Default. The happening of any of the following listed events shall constitute a breach of this Lease and an event of default (“Default”) by Tenant:

1.          Tenant fails to pay any Rent or other amount payable under this Lease within ten (10) days after receipt of written notice from Landlord that such amount is past due;

2.          Tenant fails to fully and properly perform any act required of it in the performance of this Lease, or otherwise fails to comply with any term or provision hereof within thirty (30) days after receipt of Landlord’s written notice of such failure or, if the nature of the breach is such that it is impossible for Tenant to cure it within thirty (30) days, then such longer time as is reasonably necessary for Tenant to cure the breach, provided that Tenant commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion;

3.          Tenant or any of its creditors files any petition or pleading to declare Tenant a bankrupt or the adjudication in bankruptcy of Tenant under any bankruptcy law or act and the same is not dismissed within sixty (60) days thereafter;

4.          The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Tenant;

5.          The assignment by Tenant of all or any part of its property or assets for the benefit of its creditors;

6.          The levy, execution, attachment or taking of property, assets or of the leasehold interest of Tenant in the Leased Premises by process of law or otherwise in satisfaction of any judgment, debt or claim; or

7.          Abandonment of the Leased Premises; provided, however, that mere vacation of the Leased Premises shall not, in and of itself, constitute a Default so long as Tenant continues to comply with its other obligations set forth herein (including, but not limited to, the payment of Rent).

Section 8.2            Remedies.

A.          Remedies.  Upon the occurrence and continuation of any Default, Landlord if it shall so elect, may (i) terminate this Lease and resume possession of the Leased Premises for Landlord’s own purposes; (ii) collect each installment of Rent when the same matures; (iii) provided that such Default is a monetary Default, after an additional ten (10) days written notice to Tenant and opportunity to cure, declare the entire Rent for the remainder of the Term to be immediately due and payable (such amount to be reduced to present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining Term of the Lease as reasonably selected by Landlord); (iv) extend such sums or perform such actions as it deems reasonably advisable to cure such Default and hold Tenant liable for the cost thereof, and (v) enter the Leased Premises with process of law and terminate Tenant’s right of possession and relet the Leased Premises to any person, firm, or corporation and upon such terms and conditions as Landlord may deem advisable, as agent of Tenant or otherwise, for whatever rent it can obtain, in which event Tenant shall remain liable for the Rent reserved herein, and all other obligations hereunder. Landlord shall apply the proceeds of such reletting (a) first to the payment of reasonable expenses that Landlord may incur in the entering and reletting, and (b) then to the payment of the Rent due by Tenant and the fulfillment of Tenant’s covenants and obligations hereunder.  In the case of any deficiency, Tenant shall remain liable. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord, or election to terminate Tenant’s right to possession only without terminating this Lease, shall not affect Landlord’s right to pursue recovery of amounts subsequently coming due under this Lease or any other remedy to which Landlord is entitled. In the event of a Default, Landlord may, at its option, enter into the Leased Premises, remove Tenant’s signs and other evidences of tenancy, and take possession; provided, however, that such entry and taking shall not terminate this Lease or release Tenant in whole or in part from Tenant’s obligation to pay Rent hereunder for the full Term or from any other obligation of Tenant under this Lease. Notwithstanding the foregoing, upon termination of Tenant’s right to possession of the Leased Premises, Landlord shall make commercially reasonable efforts to relet the Leased Premises. Landlord’s obligation to mitigate damages after a default by Tenant under this Lease that results in Landlord regaining possession of all or part of the Leased Premises shall be satisfied in full if Landlord places the Leased Premises on its list of available spaces which will then be available upon request by another tenant (a “Substitute Tenant”) in accordance with the following criteria: (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains possession of the Leased Premises (i.e., the legal right to relet free of any claim or right of redemption of Tenant); (ii) Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in Jacksonville, Florida; (iii) Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (iv) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources relative to the rental obligation to be undertaken; (v) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a Substitute Tenant unless Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant’s default under this Lease), or Landlord, in Landlord’s sole but reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such Substitute Tenant; (vi) Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would disrupt the tenant mix or balance of the Building, adversely affect the reputation of the Building, or violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building, or in Landlord’s reasonable opinion be incompatible with the operation of the Building; and (vii) Landlord shall not be obligated to offer the Leased Premises to any prospective tenant when other premises in the Building suitable for that prospective tenant’s use are currently available.

B.          Attorneys’ Fees and Costs.  In the event that Landlord or Tenant fail to perform any of the covenants and conditions of this Lease and it becomes necessary for either party to employ an attorney or other agent to enforce any of the provisions of this Lease, whether suit be brought or not, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and all costs, including such fees and costs on appeal or in bankruptcy, from the other party.

C.         No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien to Rent, and the remedies, rights and privileges of Landlord in the case of Default of Tenant as set forth above shall not be exclusive, and in addition thereto, Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant’s Default hereunder. Landlord is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the property in which Landlord has been granted a security interest by Tenant. Landlord acknowledges and agrees that notwithstanding the foregoing, Landlord will subordinate its statutory lien to Rent along with any contractual lien to Rent in accordance with Section 10.20 of this Lease.

Section 8.3         Landlord’s Default. In the event that Landlord shall fail to perform any of the covenants or provisions of this Lease to be performed by Landlord, and such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord, then Landlord shall be in default of this Lease; provided, however, that if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. Notwithstanding the foregoing, if Landlord’s failure is of a nature that materially and aversely affects Tenant’s use of the Leased Premises, Landlord shall use diligent efforts to cure such failure as soon as reasonably possible under the circumstances. Except as otherwise expressly stated to the contrary in this Lease, in the event of a default under this Lease by Landlord not cured within the period provided above and provided that Landlord is not then diligently pursing such cure (provided, however, Landlord’s diligent pursuit of such cure shall in no event extend the time period for such cure beyond the date that is ninety (90) days after the date of the occurrence of the Landlord default), Tenant shall have the right to pursue any remedies which may be provided at law or equity including, but not limited to, termination of this Lease or reduction of Rent; provided, however, Tenant shall not be entitled to self-help in any portions of the Building or the Property other than the Leased Premises, except the HVAC system, electrical system, plumbing system, and elevator/escalator system, to the extent necessary to fully effectuate Tenant’s right to self-help in the Leased Premises. In the event of a Landlord default and Tenant availing itself of the right to self-help in the Leased Premises, Landlord shall within thirty (30) days after Landlord’s receipt of a written demand (with sufficient detail of the costs incurred) reimburse Tenant for such reasonable costs and expenses as actually incurred by Tenant, and if such amounts are not reimbursed by Landlord to Tenant within thirty (30) days after Landlord’s receipt of written demand therefore, Tenant shall have the right to deduct same from any installments of Rent and other amounts payable by Tenant under this Lease until Tenant is reimbursed in full; provided, however, Tenant shall not deduct more than fifty percent (50%) from any single month’s Rent. Such deduction by Tenant shall not be deemed a breach of Tenant’s covenant to pay Rent.

ARTICLE 9.

PROTECTION OF LENDERS

Section 9.1         Subordination. This Lease is and shall be subject and subordinate to any existing or future mortgages, ground leases, or other encumbrances made by Landlord affecting the Property, without the necessity of any instruments executed by the Tenant to effect such subordination. Attached to this Lease as Exhibit H is a recordable form of non-disturbance agreement from the holder of the current mortgage encumbering the Property (the “Initial SNDA”). Landlord agrees to deliver to Tenant, the Initial SNDA executed by the holder of the current mortgage encumbering the Property within forty-five (45) days after the date both Landlord and Tenant have executed this Lease. Tenant shall execute any instrument reasonably requested by Landlord within twenty (20) days of Landlord’s written request to subordinate this Lease to any other mortgages or ground or underlying leases provided that such instrument (i) shall also contain assurances that Tenant’s possession of the Leased Premises shall not be disturbed as long as Tenant is not in default under the terms of this Lease beyond any applicable grace, notice or cure period, and (ii) is otherwise reasonably acceptable to Tenant.  Within twenty (20) days after the making of any future mortgage, ground lease or other encumbrance against the Property, Landlord shall deliver to Tenant a recordable non-disturbance agreement (i) executed by all holders of any mortgage or deed of trust, ground lessors, or holders of any other encumbrance against the Property, (ii) in a form reasonably acceptable to Tenant, (iii) providing assurances that Tenant’s possession of the Leased Premises shall not be disturbed as long as Tenant is not in default under the terms of this Lease beyond any applicable grace, notice or cure period, and (iv) providing further that, unless required by applicable laws, Tenant shall not be named or joined as a defendant in any exercise of any such holder’s remedies against Landlord.

Section 9.2         Attornment.  If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Leased Premises or Property and recognize such transferee or successor as Landlord under this Lease provided that such transferee or successor as Landlord shall provide to Tenant written assurances that Tenant’s possession of the Leased Premised shall not be disturbed as long as Tenant is not in default under the terms of this Lease beyond any applicable grace or cure period.

Section 9.3         Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence or confirm any such attornment and subordination pursuant to Section 9.2 and 9.3 above so long as such documents do not otherwise materially affect Tenant’s rights under this Lease or impose additional costs or material obligations on Tenant

Section 9.4         Estoppel Certificates. Tenant shall from time to time, upon not less than fifteen (15) days’ prior written request by Landlord or any mortgagee or ground lessor of the Property, deliver to Landlord or such mortgagee or ground lessor a statement in writing certifying: (1) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect; (2) the amount of Base Rent then payable under this Lease and the date to which Rent has been paid; (3) that Landlord is not in default under this Lease; or, if in default, a detailed description of such default(s); (4) that

Tenant is or is not in possession of the Leased Premises, as the case may be; and (5) such other information as may be reasonably requested regarding the status of the Lease. Landlord shall likewise deliver to Tenant an estoppel certificate (in a form consistent with the above requirements for Tenant) within fifteen (15) days after receipt of a written request from Tenant, any lender or prospective lender of Tenant, or assignee of Tenant.

ARTICLE 10.

MISCELLANEOUS PROVISIONS

Section 10.1       Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is a covered loss under any insurance policy in force (whether or not described in the Lease) at the time of such loss or damage. Landlord and Tenant shall each obtain from their respective insurers under all policies of property insurance maintained by either of them at any time during the Term hereof insuring or covering the Leased Premises or Property, as applicable, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

Section 10.2       Landlord’s Liability; Certain Duties.  As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Leased Premises, Building or Property or the leasehold estate under a ground lease of the Leased Premises, Building or Property at the time in question.  Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that such transfer is not for the primary purpose of avoiding such obligations and that the succeeding Landlord assumes all of the prior Landlord’s duties and obligations under the Lease.  However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. Tenant agrees that it shall look solely to the estate and property of the Landlord in the Property (including rental income and insurance proceeds) for collection of any judgment (or other judicial process) requiring the payment of money by Landlord of its obligations under this Lease subject to the prior rights of any ground or underlying holder of any mortgage covering the Property or Landlord’s interest therein.

Section 10.3       Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part hereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this lease, which shall remain in full force and effect.

Section 10.4       Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever requires by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term

“Tenant” shall include Tenant’s agents, employees, contractors, successors and assigns and others using the Leased Premises, Building or Property with Tenant’s expressed or implied permission. Likewise, in any provision relating to the conduct, acts or omissions of Landlord, the term “Landlord” shall include Landlord’s agents, employees, contractors (other than the providers of Security Services and tenants of the Property), successors or others owning, operating or maintaining the Leased Premises, Building or Property with Landlord’s expressed or implied permission.

Section 10.5       Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Leased Premises, Building or Property, and no other agreements are effective. All amendments to or waivers of this Lease (or any part thereof) shall be in writing and signed by authorized representatives of all parties. Any other attempted amendment or waiver shall be void.

Section 10.6       Notices. Unless otherwise set forth in this Lease, any notice, demand, or request to be given under this Lease (i) may be given by either party or its attorney or agent, (ii) shall be in writing, and (iii) shall be deemed to have been properly given (a) on the date delivered personally (including by courier), (b) on the date delivered by (or upon first refusal of delivery by) a nationally recognized overnight delivery service, (c) on the date delivered by the United States Postal Service (designated certified mail, return receipt requested, bearing adequate postage and addressed as designated below), or (d) upon refusal of delivery by the recipient. Either party’s address for notices may be changed by ten (10) days prior written notice from time to time. The foregoing notice provisions shall in no way prohibit notices from being given as provided by statute or in the rules of civil procedure of the state in which the Building is located, as the same may be amended from time to time (including by posting notice on the door of the Premises) and any notice so given shall constitute notice herein.

If to Landlord:	GIV IMESON, LLC
One Imeson Park Boulevard
Building 100
Jacksonville, Florida 32218
Attention: Property Manager (caton@crec.com)

With required copies to:
IP CAPITAL PARTNERS, LLC
225 N.E. Mizner Boulevard
Suite 400
Boca Raton, FL 33432
Attention: Josh Procacci (josh@ipcappartners.com)

and to:

GEM REALTY CAPITAL
900 N. Michigan Avenue
Suite 1450
Chicago, IL 60611
Attention: Jonathan Romick (jromick@gemrc.com)

If to Tenant:	BODY CENTRAL STORES, INC.
6225 Powers Avenue
Jacksonville, Florida 32217
Attn: Tom Stoltz (tstoltz@bodyc.com)

Section 10.7       Radon Gas Notice. In accordance with the requirements of Florida Statutes, Section 404.056(5), the following notice is hereby given:

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

Section 10.8       Waivers. All waivers must be in writing and signed by the waiving party. Either party’s failure to enforce any provision of this Lease or Landlord’s acceptance of Rent shall not be a waiver and shall not prevent such party from enforcing that provision or any other provision of this Lease in the future.  No restrictive endorsement or statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such restrictive endorsement or statement.

Section 10.9       Recording.  Neither this Lease nor any short form or memorandum hereof shall be recorded in the Duval County Public Records. Any recording or attempted recording of this Lease or a short form or memorandum hereof by Tenant shall constitute a default under this Lease.

Section 10.10    Joint and Several Liability.  All parties signing this Lease as either Landlord or Tenant shall be jointly and severally liable for all obligations of such party, as applicable. Landlord and Tenant each represent that as of the date of this Lease, it consists of only the one named entity in the preamble of this Lease, as applicable.

Section 10.11    Force Majeure. If either party cannot perform any of its obligations due to events beyond such party’s reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the parties’ reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, and weather conditions. The foregoing provisions of this Section 10.11 shall not apply to the payment of Rent or any other amounts due under the terms and provisions of this Lease.

Section 10.12    Execution of Lease.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered to both parties.

Section 10.13    Holding Over. If Tenant fails to vacate and surrender occupancy of the Leased Premises upon the expiration or earlier termination of the Term in accordance with the terms of this Lease, Tenant’s occupancy shall be deemed a tenancy at sufferance at a rental rate of one hundred fifty percent (150%) of the Rent previously payable under this Lease, per diem. If Tenant becomes a tenant at sufferance pursuant to the foregoing, Tenant shall vacate the Leased Premises immediately at any time upon Landlord’s demand and, provided that Landlord has delivered written notice to Tenant that Landlord has entered into a lease with a third party for all or any portion of the Leased Premises that Tenant continues to occupy, then after a period of twenty (20) days of Tenant’s continued possession of the Leased Premises, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant’s possession of the Leased Premises, including, without limitation, claims for damages by such third party tenant to whom Landlord leased the Leased Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease. Notwithstanding anything in this Lease to the contrary, provided Tenant shall provide Landlord with not less than nine (9) month’s prior written notice and Tenant is not in Default under this Lease at the time it provides such notice to Landlord or at the then-current expiration date of the Lease Term, Tenant shall have the right to remain in the Leased Premises for a period of six (6) months after the expiration of the then-current Lease Term subject to payment of monthly Rent (excluding any holdover premium) for each month of such occupancy at the rate applicable to the last month of the Lease Term, together with all Additional Rent and other sums payable during such period of occupancy; provided, further, during such period of occupancy, Landlord shall have no right to evict Tenant from the Leased Premises or otherwise obtain occupancy of the Leased Premises provided that Tenant is not in Default under this Lease.

Section 10.14    Time. Time is of the essence of this Lease.

Section 10.15    Facsimile/PDF Transmission.  Facsimile, PDF, or other electronic transmission of an executed counterpart of this Lease to the other party shall be effective as of the delivery of an originally executed counterpart for all purposes.

Section 10.16    Governing Law.  This Lease shall be construed in accordance with the laws of the State of Florida. Exclusive venue in any legal proceeding related to or arising out of this Lease shall be in the county and state where the Property is located, and Tenant submits to personal jurisdiction and venue in such forum.

Section 10.17    Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

Section 10.18    Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

Section 10.19    OFAC Representation. For purposes hereof, “List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and “OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury. Landlord and Tenant each represents and warrants to the other that (i) each person owning a ten percent (10%) or greater interest in such party is (A) not currently identified on the List, and (B) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States and (ii) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. Landlord and Tenant shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall use reasonable efforts to notify the other in writing if any of the foregoing representations, warranties or covenants are no longer true or have been breached or if the other has a reasonable basis to believe that they may no longer be true or have been breached.  This Section 10.19 shall not apply to any person or entity to the extent that such person’s or entity’s interest in Tenant is through a U.S. Publicly Traded Entity. As used in this Lease, the term “ U.S. Publicly Traded Entity” means a person or entity, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person or entity.

Section 10.20    Tenant Requests. Except as otherwise expressly set forth in this Lease, whenever Landlord is required to consent or approve any action of Tenant, such consent and approval shall not be unreasonably withheld or delayed. Except as otherwise expressly set forth in this Lease, whenever Landlord is required to exercise its judgment or discretion pursuant to the terms of this Lease, such exercise shall be done in a reasonable manner. Landlord shall accept any request by Tenant to sign any agreement to subordinate a lien held by Landlord in favor of a third-party lender, provided that such agreement is in a form of agreement that is reasonably acceptable both to Landlord and such lender. Tenant shall promptly reimburse Landlord, as Additional Rent, for Landlord’s reasonable attorneys’ fees or the allocated costs of Landlord’s in-house counsel incurred by Landlord in connection with the negotiation, preparation, review, or execution of any such agreement.

Section 10.21    Tenant Acceptance Letter. Upon occupancy of the Leased Premises by Tenant, Tenant shall promptly execute and deliver to Landlord the Tenant Acceptance Letter attached hereto as Exhibit D.

Section 10.22    Authority.

A.                            Tenant. Tenant represents and warrants that: (i) there are no proceedings pending or, to the knowledge of Tenant, threatened before any court or administrative agency that would materially adversely affect the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; (ii) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease; (iii) if Tenant is a corporation, limited liability company, partnership or other legal entity, the person executing this Lease on behalf of Tenant represents and warrants that this Lease has been authorized and approved by the appropriate officers, members, managers, partners, beneficiaries, shareholders or other beneficial owner(s) of Tenant as may be required by law; (iv) Tenant is in good standing, qualified to do business in the state in which the Property is located; (v) Tenant has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Tenant; and (vi) the financial information provided by Tenant to Landlord materially and accurately depicts the financial condition of Tenant as of the date of this Lease.

B.                            Landlord. Landlord represents and warrants that: (i) there are no proceedings pending or, to the knowledge of Landlord, threatened before any court or administrative agency that would materially adversely affect the ability of Landlord to enter into this Lease or the validity or enforceability of this Lease; (ii) there is no provision of any existing mortgage, indenture, contract or agreement binding on Landlord which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease; (iii) the person executing this Lease on behalf of Landlord represents and warrants that this Lease has been authorized and approved by the appropriate officers, members, managers, partners, beneficiaries, shareholders or other beneficial owner(s) of Landlord as may be required by law; and (iv) Landlord is in good standing, qualified to do business in the state in which the Property is located. Additionally, Landlord represents and warrants to Tenant that Landlord has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the estate herein demised.

Section 10.23    Limitation on Damages.  Notwithstanding anything contained in this Lease to the contrary, except for consequential damages allowed pursuant to Section 10.13 and incurred by Landlord in connection with any holding over by Tenant in the Leased Premises (other than the 6-month permitted holdover period pursuant to Section 10.13 above), under no circumstances shall either party be liable to the other party under any theory of tort, contract, strict liability or other legal or equitable theory for (a) incidental, indirect or consequential damages, and/or (b) any punitive or special damages, each of which is excluded by agreement of the parties regardless of whether or not such party has been advised of the possibility of such damages.

Section 10.24    Guaranty. Prior to execution of this Lease by both Landlord and Tenant, Landlord has delivered to Tenant the form of guaranty (the “Guaranty”) attached hereto as Exhibit G to be signed by BODY CENTRAL CORP., a Delaware corporation (the “Guarantor”). No later than simultaneously with its execution of this Lease, Tenant shall deliver the Guaranty fully executed by Guarantor to Landlord. Tenant’s failure to deliver the Guaranty fully executed by the Guarantor within five (5) days from the earliest date on which this Lease has been signed by both Landlord and Tenant shall constitute a Default by Tenant hereunder. In order for Tenant to exercise any Option for an Extension Term hereunder, Guarantor must reaffirm and extend its Guaranty for the entire duration of the applicable Extension Term.

ARTICLE 11.

BROKER

Landlord and Tenant each covenants, represents and warrants that it has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease, except Grubb & Ellis | Phoenix Realty Group, Inc. on behalf of Landlord and Cushman & Wakefield of Florida, Inc. on behalf of Tenant (collectively, “Broker”). Notwithstanding the foregoing, Landlord and Tenant acknowledge that Easton Sanderson & Company (“Alleged Broker”) alleges that it was involved with the consummation of this Lease; provided, however, Landlord represents that it has entered into a Settlement Agreement with Alleged Broker regarding the foregoing allegation. Landlord represents that all commissions, fees, settlement amounts that are payable to Broker or the Alleged Broker will be paid pursuant to a separate agreement. Tenant and Landlord covenant and agree to hold each other harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, on appeal and in bankruptcy) or liability for any compensation, commissions, or charges claimed by any broker or agent (other than Broker and Alleged Broker) with respect to this Lease or the negotiation thereof arising out of communications between such broker or agent and the indemnifying party.

ARTICLE 12.

CONFIDENTIALITY

Intentionally Deleted.

ARTICLE 13.

EXHIBITS

All exhibits attached hereto shall be deemed to be a part hereof and are hereby incorporated into this Lease by this reference. The inadvertent failure to attach any exhibit (or schedule or addendum) described in this Lease to the fully executed version hereof shall not render this Lease invalid, incomplete, or ineffective in any way. Upon notice from one party to the other, Landlord and Tenant shall cooperate in good faith to provide any missing information regarding such missing exhibit, and shall both append the missing exhibit to their respective fully executed original of the Lease.

ARTICLE 14.

RELOCATION

Landlord shall have no right to relocate Tenant from the Leased Premises to substitute premises within the Building or the Property.

[The balance of this page has been left blank intentionally.]

IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed in duplicate as of the date first above written by their respective duly authorized officers or agents.

Signed, sealed and delivered		LANDLORD:
in the presence of two (2) witnesses:
GIV IMESON, LLC,
a Delaware limited liability company

		By:	GIV Imeson Investor, LLC,
Name:			its managing member

		By:	GEM-LFIV RA, LLC, its sole member
/s/ Josh Procacci
Name:	Josh Procacci	By:	/s/ Craig Caffarelli
			Name:	Craig Caffarelli
			Title:	Vice President

Signed, sealed and delivered		TENANT:
in the presence of two (2) witnesses:
BODY CENTRAL STORES, INC.,
a Florida corporation

		By:	/s/ Thomas W. Stoltz
/s/ Julia B. Davis			Name:	Thomas W. Stoltz
Name:	Julia B. Davis		Title:	Chief Operating Officer and Chief Financial Officer

/s/ Julie C. Ramoutar
Name:	Julie C. Ramoutar

EXHIBIT A

LEGAL DESCRIPTION AND SITE PLAN OF PROPERTY

A PART OF SECTION 13, TOWNSHIP 1 SOUTH, RANGE 26 EAST, AND SECTION 7 AND 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, JACKSONVILLE, DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR POINT OF REFERENCE COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88 DEGREES 35 MINUTES 52 SECONDS EAST, A DISTANCE OF 108.57 FEET TO A POINT LYING ON THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED) AND THE POINT OF BEGINNING; THENCE NORTH 55 DEGREES 09 MINUTES 30 SECONDS EAST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET, THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43 DEGREES 46 MINUTES 21 SECONDS EAST, AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1256.20 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 41 SECONDS WEST, A DISTANCE OF 1824.80 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 55 SECONDS WEST, A DISTANCE OF 330.00 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 41 SECONDS WEST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 466.36 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 59 SECONDS WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 916.40 FEET; THENCE NORTH 00 DEGREES 10 MINUTES 50 SECONDS WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD, A DISTANCE OF 110.21 FEET; THENCE SOUTH 89 DEGREES 58 MINUTES 06 SECONDS EAST, A DISTANCE OF 32.67 FEET; THENCE NORTH 00 DEGREES 10 MINUTES 50 SECONDS WEST A DISTANCE OF 950.82 FEET; THENCE NORTH 60 DEGREES 00 MINUTES 29 SECONDS WEST, A DISTANCE OF 116.86 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 35 SECONDS WEST ALONG A LINE TO ITS INTERSECTION WITH AFORESAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 613.63 FEET; THENCE NORTH 16 DEGREES 22 MINUTES 10 SECONDS EAST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 624.64 FEET TO THE POINT OF CURVE OF A CURVE CONCAVE SOUTHEASTERLY,  HAVING A RADIUS OF 626.47  FEET,  THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 424.12 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 35 DEGREES 45 MINUTES 52 SECONDS EAST AND A CHORD DISTANCE OF 416.07 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH A PERPETUAL AND NON-EXCLUSIVE EASEMENTS FOR UTILITIES AND DRAINAGE AS CONTAINED IN EASEMENT AGREEMENT, RECORDED IN OFFICIAL RECORDS VOLUME 7831, PAGE 1629, CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

SANITARY SEWER EASEMENT

A PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA MORE PARTICULARLY DESCRIBED AS FOLLOWS; FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY HAVING A RADIUS OF 568. 82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1, 237.83 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89° 56’ 51” EAST, A DISTANCE OF 91.52 FEET; THENCE SOUTH 00° 06’ 20” EAST, A

DISTANCE OF 772.59 FEET; THENCE SOUTH 48° 29’ 32” WEST, A DISTANCE OF 133.52 FEET; THENCE SOUTH 01° 02’ 02” EAST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 191.13 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 25.00 FEET; THENCE NORTH 01° 02’ 02” WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE A DISTANCE OF 202.21 FEET; THENCE NORTH 48° 29’ 32” EAST, A DISTANCE OF 133.77 FEET; THENCE NORTH 00° 06’ 20” WEST, A DISTANCE OF 736.37 FEET; THENCE NORTH 89° 56’ 51” WEST, A DISTANCE OF 66.58 FEET; THENCE NORTH 00° 02’ 41” EAST, A DISTANCE OF 25.00 FEET TO THE POINT OF BEGINNING.

30 FOOT STORM DRAINAGE EASEMENT

PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1,824.80 FEET; THENCE NORTH 89° 48’ 55” WEST, A DISTANCE OF 101.14 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 37°59’ 52” EAST, A DISTANCE OF 256.41 FEET; THENCE SOUTH 49° 26’ 15” EAST, A DISTANCE OF 398.75 FEET; THENCE SOUTH 51° 42’ 57” WEST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 6.89 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 35.73 FEET; THENCE NORTH 49° 26’ 15” WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 373.27 FEET; THENCE NORTH 37° 59’ 52” WEST, A DISTANCE OF 283.00 FEET; THENCE SOUTH 89° 48’ 55” EAST, A DISTANCE OF 38.17 FEET TO THE POINT OF BEGINNING.

ALSO TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS CONTAINED IN EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS VOLUME 7831, PAGE 1621, OF THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT-OF-WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT-OF-WAY AS NOW ESTABLISHED), A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT-OF-WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT-OF-WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1,230.10 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89° 59’ 59” EAST, A DISTANCE OF 70.00 FEET; THENCE SOUTH 00° 02’ 41” WEST, ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT-OF-WAY AS NOW ESTABLISHED), A DISTANCE OF 1060.00 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF IMESON PARK BOULEVARD,  A DISTANCE OF 70.00  FEET;  THENCE NORTH 00°  02’  41”  EAST,  LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 1060.00 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

SITE PLAN OF PROPERTY AND LEASED PREMISES

SITE PLAN OF PROPERTY

LEASED PREJMISES

EXHIBIT C

2013 OPERATING EXPENSES BUDGET

Payroll -	$0.10/rsf
Utilities -	$0.06/rsf
Repair & Maintenance –	$0.16/rsf
Administrative -	$0.02/rsf
Management Fees -	$0.06/rsf
Security -	$0.08/rsf
Insurance -	$0.12/rsf
Real Estate Taxes -	$0.15/rsf

TOTAL =	$0.75/rsf

EXHIBIT D

TENANT ACCEPTANCE LETTER

This declaration is hereby attached to and made part of the Lease dated            , 20   entered into by and between GIV IMESON,  LLC,  a Delaware limited liability company (“Landlord”) and BODY CENTRAL STORES,  INC.,  a Florida corporation (“Tenant”).   Tenant,  hereby confirms as of          , 20     the following:

1.     Tenant has accepted possession of the Leased Premises on              , 20   and is currently able to occupy the same.

2.     The Term Commencement Date as defined in the Lease is            , 20   .

3.     The Term Expiration Date as defined in the Lease is                           , 20  .

4.     All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed, except for the following:

5.     To Tenant’s actual knowledge, as of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

6.     The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.

7.     There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

Signed, sealed and delivered	LANDLORD:
in the presence of:
GIV IMESON, LLC,
a Delaware limited liability company

By: GIV Imeson Investor, LLC, a Delaware limited
Name:	liability company, its manager

By:
Name:
Name:	Title:

Signed, sealed and delivered	TENANT:
in the presence of:
BODY CENTRAL STORES, INC.,
a Florida corporation

Name:	By:
Name:
Title:
Name:

EXHIBIT E

WORK LETTER

1.             Scope of Work.

Attached to this Exhibit as Exhibit E-1 is a scope of work (collectively referred to as the “Scope of Work”). The improvements described in the Scope of Work are referred to as Landlord’s Work. Landlord agrees to perform Landlord’s Work at its cost using Building standard methods, materials and finishes. When Landlord considers Landlord’s Work in the Leased Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Leased Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of Landlord’s Work (the “Punchlist”). Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on the Punchlist. Landlord shall use reasonable efforts to cause the contractor performing Landlord’s Work to complete the Punchlist within thirty (30) days after agreement thereon. Landlord and Tenant acknowledge and agree that Landlord will be performing the Scope of Work in phases as described in Exhibit E-1, with the completion dates set forth therein.  In the event that any portion of the Landlord’s Work is not Substantially Completed by the applicable completion date set forth in the Scope of Work described in Exhibit E-1 (subject to force majeure, delays caused by Tenant or Tenant’s agents, employees, contractors, subcontractors or vendors), then such delay shall be considered a “Landlord Delay” which shall extend the Term Commencement Date on a day for day basis for each day after the applicable completion date that Landlord fails to complete such work; and in the event that any portion of the Landlord’s Work is not Substantially Completed within thirty (30) days after the applicable completion date set forth in the Scope of Work described in Exhibit E-1, then Landlord shall provide Tenant with a credit against Rent on a day for day basis for each day after such date that the Landlord’s Work remains incomplete, subject to force majeure, delays caused by Tenant or Tenant’s agents, employees, contractors, subcontractors or vendors. Notwithstanding anything herein to the contrary, for purposes of the immediately preceding sentence, each portion of Landlord’s Work shall be treated independently and not cumulatively in order to determine the days of delay and/or Rent credit.

2.             Construction of the Improvements:

(a)              “Substantial Completion” shall mean that Landlord’s Work is sufficiently complete in accordance with the Scope of Work so as to allow Tenant to occupy the applicable portion of the Premises for the use and purposes intended without unreasonable disturbance or interruption and, if Landlord’s Work requires a building permit in connection with the performance of such work, Duval County, Florida shall have issued a temporary or permanent certificate of occupancy (provided that any temporary certificate of occupancy does not materially interfere with Tenant’s use and occupancy of the Leased Premises as permitted under the Lease) or have made a final and satisfactory inspection of Landlord’s Work as evidenced by final inspection approval in each category. Landlord, its employees, agents and contractors, shall be allowed to enter upon the Leased Premises at any reasonable time(s) as necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

(b)           Tenant hereby agrees not to make any revisions, changes or modifications to the specification of materials, finishes or installations set forth by Landlord in the Scope of Landlord’s Work attached hereto as Exhibit E-1. Tenant shall be responsible for any actual delay in Substantial Completion past the scheduled completion date resulting from any of the following causes:

(1)        the performance of any special work or installation by any person or firm employed by Tenant to do any work on the Leased Premises, provided, however, if Landlord deems any such work by any party engaged by Tenant to be causing such a delay, then Landlord will promptly notify Tenant in writing of such delay;

(2)        any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, agents or contractor(s); and

(3)        any delay in Substantial Completion past the scheduled completion dates attributable to long-lead items, i.e., items that are not delivered to Landlord in sufficient time to prevent delays in Substantial Completion. Landlord may, in its discretion, deem Substantial Completion to have occurred notwithstanding that all of the long-lead items may not have been incorporated in Landlord’s Work provided that failure to incorporate them does not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises.

(c)           In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled completion dates, then the Term Commencement Date shall be deemed to have occurred and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s delay.

(d)           All electrical permits and installations required as part of the systems furniture final installation are the responsibility of the Tenant and/or the system furniture installer.

3.          Contractor’s Rules and Regulations.

Tenant and Tenant’s contractors, subcontractors and vendors may enter the Building from and after the date the applicable portions of the Leased Premises are delivered to Tenant for its beneficial occupancy pursuant to Section 4.2(B) of the Lease, to perform any work or installations, provided, however, neither Tenant nor its contractors, subcontractors or vendors shall materially interfere with Landlord’s performance of Landlord’s Work. At all times during the Term, each such contractor, subcontractor or vendor shall observe all reasonable and non-discriminatory rules and regulations promulgated by Landlord in connection with the performance of work in the Building.

4.          Low Voltage; Permits:

Tenant shall be responsible for providing its own telephone, computer, and security cable and/or wiring for the Leased Premises; provided, however, Tenant shall be permitted to utilize any such cable and/or wiring existing in the Leased Premises as of the date hereof. This work as it relates to low voltage wiring, requires permitting and inspections by the governmental building or other appropriate department. Failure of Tenant’s vendors or contractors to obtain required permits and associated inspections may result in a Tenant-caused delay in occupying any portion of the Leased Premises. All electrical permits and installations required as part of the systems furniture final installation are the responsibility of the Tenant and/or the system furniture installer.

5.          Tenant’s As-Built Verification:

In no event shall Tenant or any contractor, subcontractor, supplier or any party acting by, through or under Tenant rely on any Building plans submitted by Landlord for the purpose of determining final measurements for any systems, furnishings, cabinets, electrical, mechanical or plumbing installations or any other type of installation by Tenant whatsoever, it being clearly understood that Tenant shall obtain field as-built measurements and as-built plans for such purposes.

6.          Materials and Workmanship:

Landlord covenants and agrees that all work performed in connection with the performance of Landlord’s Work shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the Scope of Work. Landlord agrees to exercise commercially reasonable efforts in completing the performance of the Landlord’s Work.   Landlord, at its sole cost and expense, shall repair or correct any patent defects in Landlord’s Work that are identified in the Punchlist, as well as any latent defects pursuant to Paragraph 7 below of this Work Letter.

7.          Defects:

Notwithstanding anything in this Lease to the contrary, in addition to Landlord’s maintenance and repair obligations set forth in the Lease, Landlord will be responsible for repair of latent defects in the any portion of Landlord’s Work provided Tenant notifies Landlord of such latent defects in writing no later than six (6) months after Substantial Completion of Landlord’s Work. As used herein, “latent defects” means defects which are not reasonably ascertainable during a thorough walk-through inspection of the Leased Premises.

EXHIBIT E-1

SCOPE OF LANDLORD’S WORK

Grade Level Access

•                  Provide one (1) 12’ x 14’ motor-operated insulated sectional overhead door with vertical lift hardware at the on-grade drive in ramp in a location specified by Tenant. Door shall be completed by 6/30/13.

Warehouse Lighting

•                  In Bays 1.7 and 2.7, install high bay 277/480 volt florescent fixtures with T5 lamps on high bays and T8 lamps on low bays (under mezzanine) and electronic instant start ballast with optically efficient reflectors, and motion sensors at each fixture, achieving 30fc of average light measured 36” above floor level.  In addition to the foregoing, all existing lighting fixtures in Bays 1.5, 1.7, and 2.7 (except to the extent any such lighting fixtures are being replaced pursuant to the foregoing sentence) shall be in good working order and condition.  All warehouse lighting work to be completed by 4/30/13 for Bays 1.7 and 2.7.

Floor Slab

•                  All floor joints in Bays 1.5, 1.7 and 2.7 adjacent to all the outside walls, as well as any floor joints in the heavy trafficked areas, will be caulked. Such caulking to be completed by 4/30/13 for Bays 1.5, 1.7 and 2.7.

•                  Warehouse floors in Bays 1.5, 1.7 and 2.7 to be delivered in broom clean condition.  All damage or defects to be repaired at Landlord’s expense.  All floor work to be completed by 4/30/13 for Bays 1.5, 1.7 and 2.7.

HVAC

•                  Provide: (i) cooling to Bays 1.5, 1.7, and 2.7, pursuant to the agreed upon warehouse cooling standards, (ii) heating and cooling to the Office Space in Bay 2.8, the Lobby, and the Lobby Offices pursuant to the agreed upon general office standards; all pursuant to and in accordance with the terms and conditions in Section 3.9 of the Lease. All HVAC work to be completed by 7/31/13; provided, however, Landlord will provide Tenant with an estimated completion date for all HVAC work as soon as reasonably practicable after the full execution of this Lease by both Landlord and Tenant, and Landlord will nevertheless use commercially reasonable efforts to complete all HVAC work by 6/30/13. Notwithstanding the foregoing, for clarification, Landlord will not provide heating, ventilation or air conditioning to the Bonus Space or Corridor.

•                Landlord will provide the existing ductwork in the Leased Premises in good working condition; and Tenant shall be responsible, at Tenant’s sole cost and expense, for the addition, modification or relocation of any ductwork within the Leased Premises.

Elevators & Escalators

•                  Provide access to both of the existing elevators located in the lobby area outside of Bay 1.8 for access to Bay 2.8. Activate the existing escalators located in the lobby area outside of Bay 1.8 for access to Bay 2.8. All elevator and escalator work to be completed by 6/30/13.

Sidewalks and Parking Area/Loading Area/Lobby/Employee Parking Lighting

•                  Repair sidewalks to fix uneven areas and replace tiles/pavers as required in Landlord’s sole reasonable discretion. Ensure that all Parking Area lighting (if any), Loading Area lighting (if any), Lobby lighting, and Employee Parking lighting is in good working order.  All sidewalk and lighting work to be completed by 6/30/13.

Lobby

•      Screen the cafeteria from the Lobby with a drywall partition, such work to be completed by 6/30/13.

EXHIBIT F

TENANT WORK LETTER

This Exhibit F (the “Tenant Work Letter”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of Tenant’s desired improvements to the Leased Premises (including Tenant’s Work) to be completed before the Term Commencement Date (the “Tenant Improvements”). This Tenant Work Letter contemplates that the performance of the Tenant Improvements will proceed in four (4) stages in accordance with the following schedule:  (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii)  submission and approval of plans by appropriate governmental authorities; and (iv) construction and installation of the Tenant Improvements by the Term Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.          Space Planning, Design and Working Drawings.  Tenant, at Tenant’s expense, shall provide and designate architects, engineers, and space planners as necessary to complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements in the Leased Premises.

a.          Tenant shall provide Landlord one complete space plan in order to obtain Landlord’s approval of such space plan (which approval shall not be unreasonably withheld, conditioned, or delayed provided it does not adversely affect structural elements of the Building or Building systems).  Landlord agrees to return to Tenant, Landlord’s written approval (or written denial with detailed reasons of such denial) of such space plan within five business (5) days after receipt of the same. In the event of Landlord’s disapproval, the parties shall repeat such submission process until such plans are approved by Landlord.

b.          Tenant shall provide Landlord complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule in order to obtain Landlord’s approval of such construction drawings (which approval shall not be unreasonably withheld, conditioned, or delayed provided it does not adversely affect structural elements of the Building or Building systems).  Landlord agrees to return to Tenant, Landlord’s written approval (or written denial with detailed reasons of such denial) of such construction drawings within five business (5) days after receipt of the same. In the event of Landlord’s disapproval, the parties shall repeat such submission process until such drawings are approved by Landlord.

c.          Tenant shall provide Landlord complete mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating, plumbing, and electrical facilities) for the work to be done in the Leased Premises in order to obtain Landlord’s approval of such mechanical plans (which approval shall not be unreasonably withheld, conditioned, or delayed provided it does not adversely affect structural elements of the Building or Building systems). Landlord agrees to return to Tenant, Landlord’s written approval (or written denial with detailed reasons of such denial) of such mechanical plans within five business (5) days after receipt of the same. In the event of Landlord’s disapproval, the parties shall repeat such submission process until such plans are approved by Landlord.

d.          All plans and working drawings for the construction and completion of the Tenant Improvements are hereinafter collectively referred to as the “Plans”.  Any changes or modifications Tenant desires to make to the Plans after approval by Landlord shall also be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned, or delayed provided it does not adversely affect structural elements of the Building or Building systems).

2.          Costs.  Tenant agrees that Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements.

3.          Construction of the Tenant Improvements

a.          Tenant agrees that it will utilize a Florida licensed commercial general contractor to construct the Tenant Improvements.

b.          Upon final completion of the Tenant Improvements and a certificate of occupancy with respect to the Leased Premises has been issued by appropriate governmental authority, Tenant shall deliver to Landlord (i) final release of lien from the general contractor performing the work and from all lienors giving notice required under law; (ii) a final contractor’s affidavit from the general contractor in accordance with applicable law; (iii) Tenant has certified in writing to Landlord that the Tenant Improvements has been completed substantially in accordance with the Plans; and (iv) Tenant has delivered to Landlord two (2) sets of as-built plans and specifications of the Tenant Improvements, including all structural, mechanical, plumbing and electrical work done in the Leased Premises.

c.          The Term Commencement Date of the Lease shall not be delayed by reason of the non- completion of the Tenant Improvements. Notwithstanding the foregoing, in the event the Tenant Improvements are not completed by the Term Commencement Date, Tenant shall nevertheless diligently pursue completion of the Tenant Improvements or Tenant shall be in default of this Lease after the expiration of the notice and cure period in Section 8.1(A)(2) above.

4.          Materials and Workmanship.  Tenant agrees that all work performed in connection with the construction of the Tenant Improvements shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Tenant Improvements.

5.          Bifurcation of Tenant’s Work. Notwithstanding anything contained in the Lease or this Tenant Work Letter to the contrary, Landlord understands, acknowledges, and agrees that the construction of the Tenant Improvements may be bifurcated into two separate projects, one each for the Warehouse Space and the Office Space (with the Bonus Space falling into one of the two respective projects), and accordingly, two separate sets of Plans with separate contractors may result.

EXHIBIT F-1

SCOPE OF TENANT’S WORK

•      Install at least one (1) freight elevator in Bay 1.7

•      Renovate and reconfigure current Office Space in Bay 2.8

•      Install new restrooms and decommission the existing restrooms, or renovate the existing restrooms, in Bays 1.5, 1.7, 2.7 and 2.8

•      Install a conveyer system

•      Demise the Corridor in the westerly portion of Bay 1.8 to provide access to Bay 1.7 from the Employee Parking area and the Lobby. Landlord and Tenant will work together to agree on the precise location of the Corridor

•      Perform other improvements to the Leased Premises as Tenant deems appropriate subject to the terms and conditions of the Lease

All of Tenant’s Work set forth herein above to be completed by the Term Commencement Date.

As an inducement for Landlord to enter into this Lease, Tenant agrees to spend at least Two Million Dollars ($2,000,000.00) in the performance of Tenant’s Work.

EXHIBIT G FORM OF GUARANTY

GUARANTY OF LEASE

This Guaranty is made as of the         day of                                  , 20     , by BODY CENTRAL CORP., a Delaware corporation (the “Guarantor”), to and in favor of GIV IMESON, LLC, a Delaware limited liability company (“Landlord”)  whose address is One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32218, Attention:  Property Manager.

WHEREAS, Landlord and BODY CENTRAL STORES, INC., a Florida corporation (“Tenant”) are entering into that certain lease regarding certain premises located in One Imeson Center, One Imeson Park Boulevard, Jacksonville, Florida 32218(the “Lease”); and

WHEREAS, as a specific and material inducement to Landlord to enter into the Lease with Tenant, Guarantor has agreed to execute and deliver this Guaranty, and by this Guaranty to guarantee Tenant’s compliance with and performance of all of Tenant’s obligations set forth in the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, and in order to induce Landlord to enter into the Lease, Guarantor hereby covenants and agrees as follows:

1.          Guarantor hereby guarantees, absolutely and unconditionally, to Landlord, and Landlord’s successors and assigns, as a direct obligor and not a surety: (i) the full and timely payment, at the times set forth in the Lease for such payment, of any and all sums, rent, fees, costs, expenses, penalties or otherwise, provided for in the Lease to be paid by Tenant, and (ii) the full and prompt observance, fulfillment and performance by Tenant of every other obligation set forth in the Lease to be observed, fulfilled and/or performed by Tenant thereunder. Further, in order for Tenant to exercise any Option for an Extension Term hereunder, Guarantor must reaffirm and extend its Guaranty for the entire duration of the applicable Extension Term.

2.          This Guaranty is an absolute and unconditional guarantee of payment and performance, and not merely of collection. If Tenant shall be in default in the performance of any of the covenants and obligations of the Lease on Tenant’s part to be performed, then Guarantor shall, on demand, well and truly perform such covenants and obligations and shall, on demand, pay to Landlord any and all sums due to Landlord, including all damages and expenses that may arise in consequence of Tenant’s default. This Guaranty shall be enforceable against the Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, and without the necessity of any notice to Guarantor of non-payment, non-performance or non-observance or any notice of acceptance of this Guaranty or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Landlord shall not be obligated to proceed against any tenant then or at any time in the chain of possession, or against any security held by Landlord, prior to making demand upon or seeking redress against Guarantor.

3.          Whether or not Guarantor shall have had notice or knowledge of any of the following events, this Guaranty shall not be terminated and the effectiveness of this Guaranty shall not in any way be limited, modified or otherwise affected or impaired by reason of:

a.              any assignment of Tenant’s interest in the Lease or subletting of the Premises,

b.              any amendment, modification, extension or renewal of the Lease, or any other modification, compromise, settlement, adjustment or extension of the Tenant’s obligations or liabilities under the Lease;

c.               any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of the Landlord in enforcing the obligations of the Tenant or of the Guarantor;

d.              any default by the Tenant under the Lease or of the Guarantor hereunder;

e.               any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, rehabilitation or similar proceeding or circumstance involving or affecting the Tenant (any limitation on or discharge of the liability of the Tenant or any disaffirmance of the Lease in any such proceeding shall not diminish, limit, impair, abate, defer, modify or otherwise affect the liability of the Guarantor and will not, for the purpose of this Guaranty, be deemed an act which would relieve the Tenant of liability under the Lease);

f.                any condemnation, exercise of a power of eminent domain or other exercise of governmental authority affecting the Premises;

g.               any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of the interest of the Landlord in the Lease or the Premises; or

h.              any other circumstances whatsoever whether or not the Guarantor shall have notice or knowledge thereof;

except only to the extent that any such circumstance (but excluding specifically those in items d. and e. above) would relieve, diminish, or modify only the obligations or liabilities of the Tenant under the Lease.

4.          No delay on the part of Landlord in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such rights.  No notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein. In no event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by Landlord and Guarantor, nor shall any such waiver be applicable except in the specific instance for which given.

5.          Each reference herein to Guarantor shall be deemed to include the heirs, successors and assigns of Guarantor who shall be bound by the provisions of this Guaranty.  This Guaranty and each and every one of the provisions hereof shall inure to the benefit of Landlord, and to Landlord’s successors and assigns.

6.          This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Florida, and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense granted or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Florida. Guarantor hereby agrees to submit to personal jurisdiction in the State and County of Florida in any action or proceeding arising out of this Guaranty and, in furtherance of such agreement, Guarantor hereby agrees and consents that, without limiting any other methods of obtaining jurisdiction, personal jurisdiction over Guarantor in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of Florida, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Guarantor by registered or certified mail to or personal service at the last known address of Guarantor, whether such address be within or without the jurisdiction of any such court.

7.          By execution of this Guaranty, Guarantor consents to process being served in any suit or proceeding of the nature referred to in this Guaranty by the hand delivery or mailing (via registered or certified mail, postage prepaid) of a copy of same to Guarantor at the address for notice to Tenant as set forth in the Lease.  Guarantor expressly agrees that such service shall be deemed in every respect effective service of process upon Guarantor in any suit, action or proceeding arising out of this Guaranty, and be taken and held to be valid personal service upon and personal delivery to Guarantor.

8.          As a further inducement to Landlord to enter into the Lease and to accept this Guaranty, Guarantor hereby agrees that, in any action or proceeding brought by either Landlord or Guarantor against the other on any matters concerning this Guaranty, Guarantor shall and do hereby waive trial by jury to the extent permitted by law. Landlord hereby waives trial by jury to the extent permitted by law.

9.          Guarantor shall, on demand reimburse Landlord for all reasonable attorneys’ fees and disbursements incurred by Landlord in enforcing this Guaranty or any provisions thereof.

10.        All capitalized and other terms not defined herein shall have the meanings ascribed to them in the Lease.

[Signatures on Next Page; Remainder of Page Intentionally Blank]

GUARANTOR:

BODY CENTRAL CORP., a Delaware corporation

By:
Name:
Title:

STATE OF FLORIDA	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this          day of                                   , 20     , by                                            , known to me or having produced                                           as identification and who did not take an oath.

Notary Public

Name of Notary Printed:

My commission expires:	(NOTARY SEAL)

Landlord hereby joins in the execution of this Guaranty to consent to the waiver of trial by jury as provided in Paragraph 8 herein above.

LANDLORD:

GIV IMESON, LLC,
a Delaware limited liability company

By: GIV Imeson Investor, LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

EXHIBIT H

FORM OF LANDLORD SUBORDINATION AGREEMENT

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

GIV-LFIV RA, LLC

900 North Michigan Avenue

Suite 1450

Chicago, IL 60611

Attn: General Counsel

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

BY AND AMONG

GIV IMESON LLC,

a Delaware limited liability company,

as Landlord,

GIV-LFIV RA, LLC,

a Delaware limited liability company,

as Lender,

BODY CENTRAL STORES, INC.,

a Florida corporation,

as Tenant

and

BODY CENTRAL CORP.,

a Delaware corporation,

as Guarantor

                , 2013

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This  Subordination, Non-Disturbance and  Attornment Agreement  (“Agreement”), is made as of this         day of                                    , 2013 by and among GIV-LFIV  RA,  LLC, a Delaware limited liability company, (“Lender”), GIV IMESON LLC, a Delaware limited liability company (“Landlord”), BODY CENTRAL STORES, INC., a Florida corporation (“Tenant”), and BODY CENTRAL CORP., a Delaware corporation (“Guarantor”).

Background

A.

Lender is the owner and holder of that certain Mortgage, Security Agreement and Fixture Filing dated December 8, 2011 by Landlord to Lender (the “Security Instrument”), covering, among other things, the real property commonly known and described as 1 Imeson Center Boulevard, Jacksonville, Florida 32218, and further described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the “Property”).

B.

Tenant is the lessee under that certain Warehouse Space Lease Agreement between Landlord and Tenant dated                                 , 2013 (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C.	Guarantor entered into that certain Guaranty of Lease dated , 2013 (“Guaranty”) pursuant to which Guarantor guaranteed the obligations of Tenant under the Lease.

D.	Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Subordination. Subject to the terms and conditions hereof, Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease.

2.

Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale or transfer of the Property or the exercise by Lender of any other rights or remedies in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the leased space provided, however, that the Lease is in full force and effect and no uncured default by Tenant exists under the Lease.

3.

Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan (“Successor Owner”); provided such Successor Owner shall recognize and accept the rights of Tenant under the Lease and shall thereafter assume the obligations of Landlord under and with respect to the Lease. Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the Landlord under the Lease arising from and after the date title to the Property was transferred to Successor Owner.  In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease); (b) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (c) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by, or credited to, Lender or Successor Owner; or (d) liable or bound by any right of first refusal  or  option  to  purchase  all  or  any  portion  of  the  Property.    Although the  foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time reasonably request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4.

Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.  After written notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5.

Lender Opportunity to Cure Landlord Defaults.   Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.

Consent.  Subject to the terms and conditions set forth herein, Lender hereby consents to the Lease and the terms and provisions thereof. Guarantor acknowledges and consents to the terms of this Agreement.

7.	Miscellaneous.

(a)

Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt.

(b)

Entire Agreement; Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease.  This Agreement controls any conflict between the terms of this Agreement and the Lease.  This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender, Landlord, Tenant and Guarantor, and then only to the extent expressly set forth in such writing.

(c)

Binding Effect. This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law.  If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d)

Unenforceability.  Any  provision  of  this  Agreement  which  is  determined  by  a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)

Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein, all days from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

(f)	Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g)	WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder.

[Signatures on Following Pages]

IN WITNESS WHEREOF, this Agreement is executed this       day of                         , 2013.

Signed, sealed and delivered	LANDLORD:
in the presence of two (2) witnesses:
GIV IMESON, LLC,
a Delaware limited liability company

By: GIV Imeson Investor, LLC, its managing member
Name:

By: GEM-LFIV RA, LLC, its sole member

Name:	By:
Name:
Title:

Landlord’s Address:

900 North Michigan Avenue
Suite 1450
Chicago, IL 60611
Attn: General Counsel

Signed, sealed and delivered	LENDER:
in the presence of two (2) witnesses:
GIV-LFIV RA, LLC,
a Delaware limited liability company

Name:	By:
Name:
Title:

Name:	Lender’s Address:

900 North Michigan Avenue
Suite 1450
Chicago, IL 60611
Attn: General Counsel

Signed, sealed and delivered	TENANT:
in the presence of two (2) witnesses:
BODY CENTRAL STORES, INC.,
a Florida corporation
Name:
By:
Name:
Title:
Name:

Tenant’s Address:

6225 Powers Avenue
Jacksonville, Florida 32217
Attn: Tom Stoltz

Signed, sealed and delivered	GUARANTOR:
in the presence of two (2) witnesses:
BODY CENTRAL CORP,
a Delaware corporation

Name:
By:
Name:
Title:
Name:

Guarantor’s Address:

6225 Powers Avenue
Jacksonville, Florida 32217
Attn: Tom Stoltz

Notary Acknowledgement for Landlord:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this            day of                                      , 2013, by                                      , known to me or having produced                                                   as identification and who did not take an oath.

Notary Public

Name of Notary Printed:

My commission expires:	(NOTARY SEAL)

Notary Acknowledgement for Lender:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this            day of                                      , 2013, by                                      , known to me or having produced                                                   as identification and who did not take an oath.

Notary Public

Name of Notary Printed:

My commission expires:	(NOTARY SEAL)

Notary Acknowledgement for Tenant:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this            day of                                      , 2013, by                                      , known to me or having produced                                                   as identification and who did not take an oath.

Notary Public

Name of Notary Printed:

My commission expires:	(NOTARY SEAL)

Notary Acknowledgement for Guarantor:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this            day of                                      , 2013, by                                      , known to me or having produced                                                   as identification and who did not take an oath.

Notary Public

Name of Notary Printed:

My commission expires:	(NOTARY SEAL)

Exhibit A

Legal Description

A PART OF SECTION 13, TOWNSHIP 1 SOUTH, RANGE 26 EAST, AND SECTION 7 AND 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, JACKSONVILLE, DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR POINT OF REFERENCE COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88 DEGREES 35 MINUTES 52 SECONDS EAST, A DISTANCE OF 108.57 FEET TO A POINT LYING ON THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED) AND THE POINT OF BEGINNING; THENCE NORTH 55 DEGREES 09 MINUTES 30 SECONDS EAST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET, THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43 DEGREES 46 MINUTES 21  SECONDS EAST,  AND A CHORD DISTANCE OF 224.59 FEET;  THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1256.20 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 41 SECONDS WEST, A DISTANCE OF 1824.80 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 55 SECONDS WEST, A DISTANCE OF 330.00 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 41 SECONDS WEST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 466.36 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 59 SECONDS WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 916.40 FEET; THENCE NORTH 00 DEGREES 10 MINUTES 50 SECONDS WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD, A DISTANCE OF 110.21 FEET; THENCE SOUTH 89 DEGREES 58 MINUTES 06 SECONDS EAST, A DISTANCE OF 32.67 FEET; THENCE NORTH 00 DEGREES 10 MINUTES 50 SECONDS WEST A DISTANCE OF 950.82 FEET; THENCE NORTH 60 DEGREES 00 MINUTES 29 SECONDS WEST, A DISTANCE OF 116.86 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 35 SECONDS WEST ALONG A LINE TO ITS INTERSECTION WITH AFORESAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 613.63 FEET; THENCE NORTH 16 DEGREES 22 MINUTES 10 SECONDS EAST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 624.64 FEET TO THE POINT OF CURVE OF A CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 626.47 FEET, THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 424.12 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 35 DEGREES 45 MINUTES 52 SECONDS EAST AND A CHORD DISTANCE OF 416.07 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH A PERPETUAL AND NON-EXCLUSIVE EASEMENTS FOR UTILITIES AND DRAINAGE AS CONTAINED IN EASEMENT AGREEMENT, RECORDED IN OFFICIAL RECORDS VOLUME 7831, PAGE 1629, CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

SANITARY SEWER EASEMENT

A PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA MORE PARTICULARLY DESCRIBED AS FOLLOWS; FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED),

A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY HAVING A RADIUS OF 568. 82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1, 237.83 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89° 56’ 51” EAST, A DISTANCE OF 91.52 FEET; THENCE SOUTH 00° 06’ 20” EAST, A DISTANCE OF 772.59 FEET; THENCE SOUTH 48° 29’ 32” WEST, A DISTANCE OF 133.52 FEET; THENCE SOUTH 01°02’ 02” EAST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 191.13 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 25.00 FEET; THENCE NORTH 01° 02’ 02” WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE A DISTANCE OF 202.21 FEET; THENCE NORTH 48° 29’ 32” EAST, A DISTANCE OF 133.77 FEET; THENCE NORTH 00° 06’ 20” WEST, A DISTANCE OF 736.37 FEET; THENCE NORTH 89° 56’ 51” WEST, A DISTANCE OF 66.58 FEET; THENCE NORTH 00°  02’  41”  EAST,  A DISTANCE OF 25.00  FEET TO THE POINT OF BEGINNING.

30 FOOT STORM DRAINAGE EASEMENT

PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT OF WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1,824.80 FEET; THENCE NORTH 89° 48’ 55” WEST, A DISTANCE OF 101.14 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 37°59’ 52” EAST, A DISTANCE OF 256.41 FEET; THENCE SOUTH 49° 26’ 15” EAST, A DISTANCE OF 398.75 FEET; THENCE SOUTH 51°42’ 57” WEST ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT OF WAY LINE OF IMESON PARK BOULEVARD (A 120 FOOT RIGHT OF WAY AS NOW ESTABLISHED), A DISTANCE OF 6.89 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 35.73 FEET; THENCE NORTH 49° 26’ 15” WEST, LEAVING SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 373.27 FEET; THENCE NORTH 37° 59’ 52” WEST, A DISTANCE OF 283.00 FEET; THENCE SOUTH 89° 48’ 55” EAST, A DISTANCE OF 38.17 FEET TO THE POINT OF BEGINNING.

ALSO TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS CONTAINED IN EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS VOLUME 7831, PAGE 1621, OF THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PART OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 27 EAST, DUVAL COUNTY FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 18; THENCE SOUTH 88° 35’ 52” EAST ALONG A LINE TO ITS INTERSECTION WITH THE EASTERLY RIGHT-OF-WAY LINE OF NORTH MAIN STREET DRIVE (A 70 FOOT RIGHT-OF-WAY AS NOW ESTABLISHED), A DISTANCE OF 108.57 FEET; THENCE NORTH 55° 09’ 30” EAST ALONG SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 125.41 FEET TO THE POINT OF CURVE OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 568.82 FEET; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT-OF-WAY LINE AND ALONG THE ARC OF SAID CURVE, AN ARC DISTANCE OF 226.08 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 43° 46’ 21” EAST AND A CHORD DISTANCE OF 224.59 FEET; THENCE DUE EAST, LEAVING SAID EASTERLY RIGHT-OF-WAY LINE OF NORTH MAIN STREET DRIVE, A DISTANCE OF 1,256.20 FEET; THENCE SOUTH 00° 02’ 41” WEST, A DISTANCE OF 1,230.10 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89° 59’ 59” EAST, A DISTANCE OF 70.00 FEET; THENCE SOUTH 00° 02’ 41” WEST, ALONG A LINE TO ITS INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF IMESON PARK BOULEVARD (A 120  FOOT RIGHT-OF-WAY AS NOW ESTABLISHED),  A DISTANCE OF 1060.00 FEET; THENCE NORTH 89° 59’ 59” WEST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF IMESON PARK BOULEVARD, A DISTANCE OF 70.00 FEET; THENCE NORTH 00° 02’ 41” EAST, LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 1060.00 FEET TO THE POINT OF BEGINNING.